Exhibit 4.1

REXAIR LLC

RETIREMENT SAVINGS AND INVESTMENT PLAN

As Amended and Restated Effective January 1, 2018

TABLE OF CONTENTS

ARTICLE I ESTABLISHMENT AND PURPOSE		1

ARTICLE II DEFINITIONS		2

2.1	Accounts	2

2.2	After-Tax Contribution	2

2.3	Alternate Payee	2

2.4	Basic Compensation	2

2.5	BAC	3

2.6	Beneficiary	3

2.7	BIC	3

2.8	Board of Directors	3

2.9	Catch-Up Contributions	3

2.10	Break in Service	3

2.11	Code	4

2.12	Committee	4

2.13	Company	4

2.14	Company Stock	4

2.15	Company Stock Fund	4

2.16	Controlled Group	4

2.17	Disability	5

2.18	Effective Date	5

2.19	Eligible Employee	5

2.20	Eligible Spouse	5

2.21	Employee	6

2.22	Employer	6

2.23	Employment Date	6

2.24	Entry Date	6

2.25	ERISA	6

2.26	ESOP Feature	6

2.27	Expense Account	6

i

2.28	Forfeiture Account	6

2.29	GBOC	7

2.30	Highly Compensated Employee	7

2.31	Hour of Service	7

2.32	Investment Fund	9

2.33	Investment Manager	9

2.34	Leased Employee	9

2.35	Matching Contribution	9

2.36	Non-Highly Compensated Employee	9

2.37	Normal Retirement Age	9

2.38	Participant	10

2.39	Participating Employer	10

2.40	Plan	10

2.41	Plan Administrator	10

2.42	Plan Year	10

2.43	Profit Sharing Contribution	10

2.44	Qualified Domestic Relations Order	10

2.45	Retirement Award	10

2.46	Rollover Contribution	10

2.47	Salary Deferral Contribution	10

2.48	Supplemental Contribution	11

2.49	Testing Compensation	11

2.50	Trust Agreement	11

2.51	Trust Fund	11

2.52	Trustee	11

2.53	Valuation Date	12

2.54	Year of Service	12

ARTICLE III ELIGIBILITY AND PARTICIPATION		13

3.1	Eligibility	13

3.2	Participation	13

ARTICLE IV CONTRIBUTIONS TO THE PLAN		15

4.1	Salary Deferral Contributions	15

4.2	Catch-Up Contributions	15

4.3	Supplemental Contributions	17

4.4	Profit Sharing and Other Employer Non-Elective Contributions	17

4.5	Rollover Contributions	18

4.6	Date of Contributions	19

4.7	Matching Contributions	19

4.8	After-Tax Contributions	20

ARTICLE V LIMITATIONS ON CONTRIBUTIONS		21

5.1	Definitions for Nondiscrimination Tests	21

5.2	Nondiscrimination Tests	22

5.3	Correction of Excess 401(k) Contributions	23

5.4	Correction of Excess Aggregate Contributions	26

5.5	402(g) Limit on Deferrals	29

5.6	Limit on Annual Additions	30

ARTICLE VI ACCOUNT ADMINISTRATION		33

6.1	Plan Accounts and Allocation of Contributions	33

6.2	Allocation of Investment Earnings and Losses	34

6.3	Charges to Participant Accounts	34

6.4	Reasonable Plan Administration Expenses	34

ARTICLE VII INVESTMENT FUNDS		35

7.1	Investment Funds Established	35

7.2	Investment Funds	35

7.3	Self-Directed Brokerage Accounts	36

7.4	Initial Investment	36

7.5	Self-Directed Investment of Accounts	36

7.6	Company Stock	37

7.7	Diversification of Company Stock	39

7.8	Special ESOP Provisions	39

ARTICLE VIII VESTING		42

8.1	Vesting Schedule for Matching and Profit Sharing Contributions	42

8.2	Accelerated Vesting	42

8.3	Nonforfeitable Benefits	42

8.4	Vesting After a Break in Service	42

ARTICLE IX WITHDRAWALS AND LOANS DURING EMPLOYMENT		44

9.1	Hardship Withdrawals	44

9.2	Withdrawals from Supplemental Accounts	45

9.3	Withdrawals After Attaining Age 59-1/2	45

9.4	Plan Loans	45

9.5	Valuing Withdrawals and Loans	47

9.6	Withdrawal of Rollover Account	47

9.7	Withdrawal of After-Tax Contributions	47

9.8	Qualified Military Service Distributions	47

9.9	Qualified Reservist Distributions	48

ARTICLE X PAYMENT OF BENEFITS		49

10.1	Distribution	49

10.2	Beneficiary Designation	51

10.3	Benefits to Minors and Legal Incompetents	52

10.4	General Conditions	52

10.5	Direct Rollovers	53

ARTICLE XI ADMINISTRATION OF PLAN		55

11.1	Company Responsibility and Delegation to GBOC, BAC and BIC	55

11.2	Powers and Duties of BAC	56

11.3	Organization and Operation of Committees	56

11.4	Records and Reports of Committee	57

11.5	Compensation and Expenses of Committee	57

11.6	Claims Procedures	57

ARTICLE XII AMENDMENT, TERMINATION, AND MERGER		60

12.1	Amendment	60

12.2	Voluntary Termination of or Permanent Discontinuance of Contributions to the Plan	60

12.3	Payments on Termination of or Permanent Discontinuance of Contributions to the Plan	60

12.4	Merger, Consolidation or Sale of the Company	61

12.5	Successor Plans	61

12.6	Sale or Other Disposition of Assets of Company or Employer	61

ARTICLE XIII MISCELLANEOUS PROVISIONS		62

13.1	No Guarantee of Employment	62

13.2	Qualified Military Service	62

13.3	No Guarantee of Value of Trust Fund Assets	62

13.4	Rights to Trust Fund Assets	62

13.5	No Enlargement of Plan Rights	63

13.6	Correction of Errors	63

13.7	Severability	64

13.8	Applicable Law	64

13.9	Indemnification	64

13.10	Plan Expenses	64

13.11	Exclusive Benefit: Return of Contributions	65

13.12	QDROs	65

13.13	Conditional Restatement	65

13.14	Forum Selection and Limitations on Actions	66

ARTICLE XIV TOP-HEAVY PLAN RESTRICTIONS		67

14.1	Definitions	67

14.2	Minimum Allocation	70

14.3	Restrictions	70

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REXAIR LLC RETIREMENT SAVINGS AND INVESTMENT PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

Rexair LLC (“Rexair”) established the Rexair LLC Retirement Savings and Investment Plan” (the “Plan”), effective as of March 25, 2000, for the purpose of providing retirement benefits to eligible employees of Rexair and other adopting employers. Effective as of the close of business on December 31, 2017, Rexair transferred, and Newell Operating Company (the “Company”) assumed, sponsorship of, the Plan. The Company hereby amends and restates the Plan in its entirety, effective as of January 1, 2018.

The portion of the Plan that is not invested in the Company Stock Fund is designated as a profit sharing plan for purposes of Code Section 401(a)(27)(B). The portion of the Plan that is invested at any one time in the Company Stock Fund is designated as a stock bonus plan within the meaning of Treasury Regulation Section 1.401-1(b)(1)(iii) and an “employee stock ownership plan” or “ESOP” within the meaning of Code Section 4975(e)(7) that is designed to invest primarily in Company Stock. Together, the portion of the Plan that is not invested in the Company Stock Fund and the portion of the Plan that is invested in the Company Stock Fund are intended to qualify under Code Section 401(a), and the trust which is a part of the Plan is intended to be exempt from federal income tax under Code Section 501(a).

The Plan includes a cash or deferred arrangement intended to qualify under Code Section 401(k) and a matching contribution feature intended to satisfy the safe harbor requirements under Treasury Regulation Section 1.401(k)-3(c).

The Plan is intended to be an “ERISA Section 404(c) plan” as defined in Department of Labor Regulations Section 2550.404c-1(b) and an “eligible individual account plan” within the meaning of ERISA Section 407(d)(3).

Except as may be required by ERISA or the Code, the rights of any person whose status as an Employee has terminated shall be determined pursuant to the Plan as in effect on the date such employment status terminated, unless a subsequently adopted provision of the Plan is expressly made applicable to such person.

ARTICLE II

DEFINITIONS

The terms and phrases in this Article shall have the following meanings when used in this Plan unless a different meaning is clearly required by the context. Masculine pronouns include the feminine, plural nouns include the singular, and singular nouns include the plural except where the context indicates otherwise.

2.1 Accounts

means the accounts held for a Participant. Each Participant’s Accounts may include:

(a)	Salary Deferral Account
(b)	Supplemental Account
(c)	Profit Sharing Account
(d)	Rollover Account
(e)	Matching Account
(f)	Catch-Up Account
(g)	After-Tax Account

2.2 After-Tax Contribution

means a contribution made pursuant to Section 4.8.

2.3 Alternate Payee

means an Eligible Spouse, child or other dependent of a Participant to whom a right to receive all or a portion of the benefits payable with respect to the Participant under the Plan is assigned, in accordance with Code Section 414(p).

2.4 Basic Compensation

(a) means wages, within the meaning of Section 3401(a), and all other payments of compensation to an employee by the employer (in the course of the employer’s trade or business) for which the employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)). Basic Compensation shall also include any amounts not includible in the Participant’s taxable income by reason of a salary reduction arrangement with an Employer under Code Section 125, 401(k), 402(e)(3), 402(h), 403(b) or 132(f) which if paid would have been Basic Compensation, and shall include military differential pay. Basic Compensation shall not include post-severance compensation, prizes, awards, grievance settlements, overseas cost of living allowances, relocation allowances, mortgage assistance, executive perquisites, stock options and imputed income for group-term life insurance in excess of $50,000.

(b) Notwithstanding the forgoing, solely for purposes of Profit Sharing Contributions under Plan Section 4.4(a), Basic Compensation shall not include payments to the Senior Management Incentive Plan or the Secondary Incentive Plan.

(c) No portion of the Basic Compensation of any Participant which exceeds the dollar limit described in Code Section 401(a)(17) (e.g., $275,000 for 2018, as adjusted annually thereafter for cost-of-living increases in accordance with Code Sections 401(a)(17) and 415(d)) shall be taken into account for any purpose under the Plan for any Plan Year. The determination of Basic Compensation shall be made by the Participating Employer (or its delegate) who employs the Employee, in accordance with the records of the Participating Employer, and shall be conclusive.

2.5 BAC

means the Newell Operating Company U.S. Benefits Administration Committee or its delegate, as provided for under Article XI.

2.6 Beneficiary

means the person(s) designated pursuant to the Plan to receive benefits in the event of a Participant’s death.

2.7 BIC

means the Newell Operating Company U.S. Benefits Investment Committee or its delegate, as provided for under Article XI.

2.8 Board of Directors

means the Board of Directors of the Company.

2.9 Catch-Up Contributions

means an Employer contribution made pursuant to Section 4.2.

2.10 Break in Service

means a twelve (12) consecutive month period during which an Employee has not completed more than five hundred (500) Hours of Service.

(a) For purposes of determining whether a Break in Service has occurred in a particular computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, with eight (8) Hours of Service per day of such absence. The Hours of Service to be so credited shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or, in all other cases, in the following computation periods.

(b) Notwithstanding the foregoing, in the case of an Employee who is absent from work beyond the first anniversary of the first day of absence from work for maternity or paternity reasons, such period begins on the second anniversary of the first day of such absence. The period between the first and second anniversaries of said first day of absence from work is neither a period of service for which the Employee receives credit nor is such period a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.11 Code

means the Internal Revenue Code of 1986, as amended from time to time.

2.12 Committee

means, as applicable, the GBOC, BAC and/or BIC, subject to their respective charters.

2.13 Company

means Newell Operating Company, a Delaware corporation, or any successor thereto, or any delegate thereof.

2.14 Company Stock

means the common stock of Newell Brands Inc.

2.15 Company Stock Fund

means the Investment Fund maintained to invest primarily in shares of Company Stock.

2.16 Controlled Group

means any two or more corporations, trades, or businesses which constitute a controlled group or an affiliated service group of which the Company is a member, or are under common control with the Company within the meaning of Code Section 414(b), (c), (m), or (o), but only for the period during which such relationship exists. For purposes of applying the limits of Section 5.6, members of a Controlled Group shall be determined under Code Section 415(h).

2.17 Disability

means “disability” as defined in the Company’s long-term disability insurance plan.

2.18 Effective Date

means for this restatement, January 1, 2018. The Plan’s original effective date was March 25, 2000.

2.19 Eligible Employee

means any Employee of a Participating Employer except:

(a) an Employee who belongs to a collective bargaining unit which has entered into a collective bargaining agreement with the Employer, where retirement benefits have been the subject of good faith bargaining unless the agreement provides that such benefits are to be provided by this Plan;

(b) a Leased Employee;

(c) an Employee whose contract of employment excludes him or her from participating in the Plan;

(d) as to any period of time, an individual who, during such period, is classified or treated by a Participating Employer as an independent contractor/consultant or as an employee of an employment agency, even if such individual is subsequently determined to have been a common law employee of the Employer during such period;

(e) temporary employees with less than one thousand (1,000) Hours of Service during a consecutive twelve (12) month period;

(f) directors who are not Employees of the Company;

(g) any Employee for the period during which he is eligible under a separate 401(k) plan of the Employer.

2.20 Eligible Spouse

means the spouse to whom a Participant is legally married pursuant to local law and in accordance with the Code on the date of his death. “Eligible Spouse” also includes a former spouse to the extent required by a Qualified Domestic Relations Order.

2.21 Employee

means any person who is employed by an Employer on a United States payroll, including a Leased Employee, but excluding a person who is an independent contractor, consultant or paid out of accounts payable on the books and records of the Employer. The BAC may deem an individual to be an independent contractor or consultant for purposes of the Plan notwithstanding any determination by a governmental agency or instrumentality to the contrary.

2.22 Employer

means the Company and any other company which is a member of the same Controlled Group as the Company.

2.23 Employment Date

means the date on which the Employee first completes an Hour of Service.

2.24 Entry Date

means the first day of the month coinciding with or next following the date an Eligible Employee satisfies the eligibility requirements under Section 3.1., provided, however, that with respect to Highly Compensated Employees, Entry Date means the first day of January or July coinciding with or next following the Highly Compensated Employee’s completion of one Year of Service.

2.25 ERISA

means the Employee Retirement Income Security Act of 1974, P.L. 93-406, as amended from time to time.

2.26 ESOP Feature

means the portion of the Plan, as described in Article I, that has been designated as an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7).

2.27 Expense Account

means the account established pursuant to the provisions of Section 6.4.

2.28 Forfeiture Account

means the account established pursuant to the provisions of Section 6.4.

2.29 GBOC

means the Newell Operating Company Global Benefits Oversight Committee or its delegate, as provided for under Article XI.

2.30 Highly Compensated Employee

means for any Plan Year, an Employee in active service who meets any of the following criteria:

(a) is, at any time during the current Plan Year or the immediately preceding Plan Year, a 5% owner (as determined under Code Section 416(i)(1)) of an Employer; or

(b) received aggregate Testing Compensation for the immediately preceding Plan Year in excess of the limit prescribed under Code Section 414(q), as adjusted for cost-of-living adjustments ($120,000 for 2018) and was in the Top-Paid Group (a group of Employees who rank in the top 20% of all Employees of the Employer on the basis of Testing Compensation for that year).

A former Employee shall be treated as a Highly Compensated Employee if: (i) such Employee was a Highly Compensated Employee when such Employee separated from service; or (ii) such Employee was a Highly Compensated Employee at any time after attaining age 55.

For purposes of this Section, the Testing Compensation of each Employee shall be determined on an aggregate basis as if all Employers were a single employer entity paying such Testing Compensation. All other determinations under this Section shall be made in accordance with Code Section 414(q).

2.31 Hour of Service

means each hour for which:

(a) an Employee is paid, or entitled to payment, for the performance of duties for an Employer during the applicable computation period;

(b) an Employee is paid or entitled to payment from the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than five hundred and one (501) Hours of Service shall be credited under this paragraph for any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Department of Labor Regulations section 2530.200b-2 which are incorporated herein by reference; and

(c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or (b), as the case may be, and under this paragraph (d). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d) Hours of Service shall be credited for employment with the Employer and with other members of an affiliated service group (as defined in Code section 414(m)), a controlled group of corporations (as defined in Code section 414(b)), or a group of trades or business under common control (as defined in Code section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code section 414(o) and the Treasury Regulations thereunder. Hours of Service also shall be credited for any individual considered an Employee for purposes of this Plan under Code section 414(n) or 414(o) and the Treasury Regulations thereunder.

(e) No credit shall be given for hours for which no duties are performed but for which payment by the Employer is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws, or where payment solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(f) Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which otherwise would have been credited to such individual but for such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than five hundred and one (501) hours will be credited under this paragraph.

(g) The Plan Administrator shall determine the Hours of Service for each Employee on the basis of actual hours for which an Employee is paid or entitled to payment.

(h) Notwithstanding any provision of this Plan to the contrary, Hours of Service with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

2.32 Investment Fund

means each investment option in which a Participant may elect to have his Accounts invested, as provided in Article VII.

2.33 Investment Manager

means a fiduciary (a) who has the power to manage, acquire or dispose of any Plan assets pursuant to an investment management agreement and (b) who is (1) a bank, as defined in the Investment Advisers Act of 1940; (2) an insurance company qualified to manage, acquire or dispose of the assets of an employee benefit plan under the laws of more than one state; or (3) a firm registered as an investment adviser under the Investment Advisers Act of 1940.

2.34 Leased Employee

means any person (other than an Employee) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer.

2.35 Matching Contribution

means an Employer contribution made pursuant to Section 4.7.

2.36 Non-Highly Compensated Employee

means an Eligible Employee who is not a Highly Compensated Employee.

2.37 Normal Retirement Age

means age 65.

2.38 Participant

means an Eligible Employee who has satisfied the requirements of Section 3.1 and who has an Account maintained on his behalf under the Plan. Where the context is appropriate, “Participant” also includes a former Eligible Employee who has an Account.

2.39 Participating Employer

means the Company and any other Employer which the Board of Directors has authorized to adopt this Plan and which, by action of its directors, adopts this Plan for the benefit of its Eligible Employees.

2.40 Plan

means the Rexair LLC Retirement Savings and Investment Plan as set forth herein and as amended from time to time.

2.41 Plan Administrator

means the BAC.

2.42 Plan Year

means the calendar year.

2.43 Profit Sharing Contribution

means an Employer contribution made pursuant to Section 4.4(a).

2.44 Qualified Domestic Relations Order

means a domestic relations order which the Plan Administrator, or its delegate, has determined satisfies the requirements of Code Section 414(p).

2.45 Retirement Award

means an Employer contribution made pursuant to Section 4.4(b).

2.46 Rollover Contribution

means a contribution made pursuant to Section 4.5.

2.47 Salary Deferral Contribution

means an Employer contribution made pursuant to Section 4.1.

2.48 Supplemental Contribution

means an Employer contribution made pursuant to Section 4.3.

2.49 Testing Compensation

means wages, within the meaning of Section 3401(a), and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052. Testing Compensation shall be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)). Testing Compensation shall also include any amounts not includible in the Participant’s taxable income by reason of a salary reduction arrangement with an Employer under Code Section 125, 401(k), 402(e)(3), 402(h), 403(b) or 132(f) which if paid would have been Testing Compensation. The term shall also include military differential pay. The term Testing Compensation does not include amounts in excess of the dollar limit described in Code Section 401(a)(17) ($275,000 for 2018, as adjusted annually thereafter for cost-of-living increases in accordance with Code Section 415(d)).

In order to be taken into account for a Limitation Year, Testing Compensation must actually be paid or made available to an Employee (or if earlier, includible in the gross income of the Employee) within the Limitation Year and prior to severance from employment as set forth in Treasury Regulation Section 1.415(c)-2(e)(1), subject to the minor timing differences set forth in Treasury Regulation Section 1.415(c)-2(e)(2) and the inclusion of regular pay after severance from employment set forth in Treasury Regulation Section 1.415(c)-2(e)(3).

2.50 Trust Agreement

means the trust agreement executed by the Company and the Trustee, as amended from time to time.

2.51 Trust Fund

means the trust fund created by and maintained under the Trust Agreement for the purpose of holding the assets of and funding the benefits provided by the Plan.

2.52 Trustee

means the person or entity who holds the assets of the Trust Fund and who is appointed by the Company.

2.53 Valuation Date

means each business day for the United States financial markets or other date specified by the Plan Administrator.

2.54 Year of Service

means each twelve (12) month period in which an Employee completes one thousand (1,000) Hours of Service.

(a) The eligibility computation period begins on the Employment Date and each subsequent twelve (12) consecutive month period commencing on the anniversary thereof.

(b) The vesting computation period begins on the Employment Date and each subsequent twelve (12) consecutive month period commencing on the anniversary thereof.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.

(a) Each Participant on the date immediately preceding the Effective Date shall automatically continue as a Participant, provided that he remains an Eligible Employee as of such date.

(b) Each Eligible Employee who is a Participant on the date immediately preceding the Effective Date but does not continue as an Eligible Employee as of the Effective Date shall again become a Participant on the Entry Date following his reemployment commencement date, provided that he files an election to participate in accordance with Section 3.2.

(c) Subject to subsection (d),

(1) Each Eligible Employee other than a Highly Compensated Employee who is not a Participant as of the Effective Date shall become a Participant on the Entry Date following the date the Eligible Employee has attained age 21 and has been employed with a Participating Employer for ninety (90) days and files an election to participate in the Plan, in accordance with Section 3.2.

(2) Each Eligible Employee who is a Highly Compensated Employee but is not a Participant as of the Effective Date shall become a Participant on the Entry Date following the date the Eligible Employee has attained age 21, been credited with a Year of Service and files an election to participate in the Plan, in accordance with Section 3.2.

(d) An Employee who becomes an Eligible Employee shall become a Participant on the Entry Date following the date the Eligible Employee has attained age 21 and has been employed by the Employer for ninety (90) days and files an election to participate in the Plan.

3.2 Participation.

(a) Salary Deferral. Each Eligible Employee who has satisfied the applicable service requirements under Section 3.1(b) or (c) above and who desires to have Salary Deferral Contributions made on his behalf shall file an election to participate with the Plan Administrator or its delegate. The election to participate shall provide that the Participant’s Basic Compensation in each payroll period shall be reduced by any whole number percentage from 1% to 60%; provided, however, that the amount of the reduction does not exceed the limits set forth in Section 5.5 ($18,500 for 2018 and subject to cost-of-living adjustments thereafter), or cause the Plan to violate the deduction limits of Code Section 404.

(b) Rules Governing Elections to Participate. The Plan Administrator shall establish procedures and deadlines for filing, modifying or revoking elections to participate that shall be communicated to Eligible Employees. An election to participate, modify or revoke Salary Deferral Contributions may be made at any time and shall be in such form as prescribed by the Plan Administrator and shall be effective as soon as administratively feasible after receipt of the election. At the time of making or modifying an election, an Eligible Employee shall also specify the Investment Fund(s) in which his Accounts will be invested and shall designate a Beneficiary. If an Eligible Employee fails to so specify the Investment Fund(s) in which his Accounts will be invested or designate a Beneficiary, the default rules set forth in Sections 7.2 and 10.2(c) of the Plan shall control. A Participant who has revoked his election to participate may subsequently file at any time a new election to participate in accordance with this Section, provided that the Participant is then an Eligible Employee and that no provision of this Plan prevents him from making Salary Deferral Contributions. The new election shall be effective as soon as administratively feasible after receipt. The election to participate of a Participant who ceases to be an Eligible Employee shall be deemed revoked as of the date of such change in status.

(c) Erroneous Participation. If Salary Deferral Contributions and/or Catch-Up Contributions are erroneously made on behalf of an individual who is not eligible to participate in the Plan or make such contributions, then such Salary Deferral Contributions and/or Catch-Up Contributions, as applicable, plus earnings thereon, shall be distributed to that individual as soon as administratively feasible after discovery of such error.

ARTICLE IV

CONTRIBUTIONS TO THE PLAN

4.1 Salary Deferral Contributions.

(a) In lieu of paying a Participant his full Basic Compensation in a payroll period, the Participating Employer shall make a Salary Deferral Contribution on the Participant’s behalf in an amount equal to the amount of Basic Compensation that the Participant elected to defer under Section 3.2. In no event, however, shall the Salary Deferral Contributions made on behalf of a Participant exceed the limitations of Article V. The Plan Administrator may prospectively revoke, amend, or temporarily suspend a Participant’s election to participate to the extent it deems necessary to satisfy those limits in any Plan Year. Except for the occasional bona-fide administrative considerations, Salary Deferral Contributions (and Matching Contributions thereon) cannot precede the earlier of (a) the performance of services relating to the Salary Deferral Contributions and (b) when the Basic Compensation that is subject to the election would be payable to the Participant in the absence of an election to participate. In addition, the Plan Administrator may revoke, amend, or temporarily suspend a Participant’s election to participate in the event that, after taking all necessary payroll deductions for purposes of Code Sections 125 and 132(f)(4) and all required tax withholding, the Salary Deferral Contribution percentage set forth in the Participant’s election to participate exceeds the percentage of Basic Compensation available for Salary Deferral Contributions.

(b) Salary Deferral Contributions made to the Plan shall initially be allocated to the portion of the Plan that is not comprised of the ESOP Feature. Thereafter, to the extent that a Participant or his Beneficiary directs the investment of Salary Deferral Contributions and other contributions in the Company Stock Fund pursuant to Article VII of the Plan, such contributions shall be transferred to the ESOP Feature unless and until the Participant or his Beneficiary directs otherwise pursuant to Article VII of the Plan.

4.2 Catch-Up Contributions.

(a) Each Catch-Up Eligible Participant may elect to have a portion of his Basic Compensation contributed to his or her Catch-Up Account. A “Catch-Up Eligible Participant” is a Participant who is, or will be, age 50 before the end of the Plan Year, regardless of whether such Eligible Employee terminates employment with the Employer or dies prior to reaching age 50 during that Plan Year.

(b) A Catch-Up Eligible Participant may, in accordance with the procedures established from time to time by the Plan Administrator, elect to have a portion of his Basic Compensation contributed to his Catch-Up Account. A Catch-Up Eligible Participant may elect to commence, increase, decrease or discontinue Catch-Up Contributions in such manner and at such times as the Plan Administrator shall specify from time to time, which shall be at least once per year, or more frequently as the Plan Administrator may specify in uniform and nondiscriminatory rules. The Catch-Up Eligible Participant’s election shall specify the amount of his Basic Compensation to be contributed, which amount shall be between 1% and 60% of the Catch-Up Eligible Participant’s Basic Compensation for each payroll period. The determination of whether an amount is a Catch-Up Contribution will be determined at the close of the calendar year in which the Catch-Up Contribution is made, after application of the Plan limits on Salary Deferral Contributions set forth in Article V.

(c) In no event shall the dollar amount of Catch-Up Contributions to the Plan for any calendar year exceed the limit prescribed under Code Section 414(v) ($6,000 in 2018). If a Catch-Up Eligible Participant is determined to have Catch-Up Contributions for a calendar year that exceed the applicable dollar limit prescribed under Code Section 414(v)(2) for that calendar year, under this Plan alone or when combined with amounts determined to be catch-up contributions that meet the requirements of Code Section 414(v) that are made under another plan for the same calendar year, then the excess Catch-Up Contributions will be corrected in the same manner as Excess 401(k) Contributions, as set forth in Section 5.3.

(d) Catch-Up Contributions shall not be eligible for Matching Contributions under Section 4.7.

(e) Amounts determined to be Catch-Up Contributions for a Plan Year shall not be subject to the Plan’s limits on Salary Deferral Contributions or the limit prescribed under Code Section 402(g)(5), the limitation under Code Section 415, or the ADP Test. The Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(30), 401(k)(3), 401(k)(12), 410(b), 415(c), or 416, as applicable, by reason of making of, or the right to make, Catch-Up Contributions.

(f) Amounts contributed by a Catch-Up Eligible Participant as Salary Deferral Contributions may, to the fullest extent permitted under Code Section 414(v), the Treasury Regulations and other applicable guidance thereunder, and without regard to a Catch-Up Eligible Participant’s actual election, be recharacterized as Catch-Up Contributions, as may be required by operation of Plan limits on Salary Deferral Contributions, the limit of Code Section 402(g)(5) and/or the ADP Test (set forth in Section 5.2(b) below).

(g) Catch-Up Contributions made to the Plan shall initially be allocated to the portion of the Plan that is not comprised of the ESOP Feature. Thereafter, to the extent that a Participant or his Beneficiary directs the investment of Catch-Up Contributions in the Company Stock Fund pursuant to Article VII of the Plan, such Catch-Up Contributions shall be transferred to the ESOP Feature unless and until the Participant or his Beneficiary directs otherwise pursuant to Article VII of the Plan.

4.3 Supplemental Contributions.

(a) The Company may, in its discretion, require Participating Employers to make a Supplemental Contribution for any Plan Year for the purpose of passing the tests described in Section 5.2. Supplemental Contributions are intended to be qualified nonelective contributions or qualified matching contributions (as described in Code Section 401(m)(4)) and shall be made only if the applicable requirements of Code Sections 401(k) and 401(m) and Treasury Regulations thereunder are satisfied. Supplemental Contributions shall, at the Plan Administrator’s discretion, be allocated in accordance with any manner permitted under applicable Treasury Regulations.

(b) Supplemental Contributions made to the Plan shall initially be allocated to the portion of the Plan that is not comprised of the ESOP Feature. Thereafter, to the extent that a Participant or his Beneficiary directs the investment of Supplemental Contributions in the Company Stock Fund pursuant to Article VII of the Plan, such Supplemental Contributions shall be transferred to the ESOP Feature unless and until the Participant or his Beneficiary directs otherwise pursuant to Article VII of the Plan.

4.4 Profit Sharing and Other Employer Non-Elective Contributions.

(a) Profit Sharing Contributions. The Company shall make Profit Sharing Contributions to the Plan, with respect to each Plan Year on behalf of each Participant who is an Eligible Employee on the last day of the Plan Year, in accordance with the following schedule:

Participant’s Age on the Last Day of the Plan Year	Percentage of Compensation
Less than 30	1.00%
30-34	1.45%
35-39	2.15%
40-44	3.20%
45-49	4.75%
50-54	7.00%
55-59	10.50%
60 & Older	16.00%

For purposes of these Profit Sharing Contributions, Compensation shall only include Basic Compensation paid by the Employer to an Employee during the period the Employee is a Participant. Participants who cease to be Eligible Employees on or before the last day of the Plan Year due to retirement, Disability, or death (including, death while performing qualified military service) shall continue to be eligible for the Profit Sharing Contribution set forth herein this section for the year of such retirement, Disability, or death.

(b) Retirement Award. In addition, the Company shall make an additional one-time employer non-elective contribution (a “Retirement Award”) for all Non-Highly Compensated Employees who retire on or before the last day of the Plan Year, in accordance with the following schedule:

Participant’s Years Of Service	Contribution Amount
10-14 Years of Service	$1,000.00
15-19 Years of Service	$2,000.00
20-24 Years of Service	$4,000.00
25 or more Years of Service	$5,000.00

Notwithstanding the foregoing (or any other provision in the Plan to the contrary), rehired Participants who previously received a Retirement Award are not eligible to receive a Retirement Award upon subsequent termination of employment from the Company.

(c) Profit Sharing Contributions and Retirement Awards. Profit Sharing Contributions and Retirement Awards made to the Plan shall initially be allocated to the portion of the Plan that is not comprised of the ESOP Feature. Thereafter, to the extent that a Participant or his Beneficiary directs the investment of Profit Sharing Contributions and Retirement Awards in the Company Stock Fund pursuant to Article VII of the Plan, such Profit Sharing Contributions and Retirement Awards shall be transferred to the ESOP Feature unless and until the Participant or his Beneficiary directs otherwise pursuant to Article VII of the Plan.

4.5 Rollover Contributions.

An Eligible Employee may make a Rollover Contribution if permitted by the Plan Administrator. The Plan Administrator shall not discriminate in favor of highly compensated employees in approving Rollover Contributions. A Rollover Contribution shall be permitted only to the extent the amount received from any of the following eligible retirement plans constitutes an eligible rollover distribution (as defined in the applicable provisions of the Code):

(a) a tax-qualified plan described in Code Sections 401(a) or 403(a) (including a direct rollover of after-tax employee contributions, but excluding designated Roth contributions described in Code Section 402A);

(b) an annuity contract described in Code Section 403(b) (including after-tax employee contributions);

(c) an eligible retirement plan under Code Section 457(b); or

(d) an individual retirement account or an individual retirement annuity described in Code Section 408(a) or (b), respectively.

A Rollover Contribution shall be credited to the Eligible Employee’s Rollover Account. The Plan Administrator, or its delegate, may request information necessary to determine that the contribution satisfies these requirements. If the Plan Administrator subsequently discovers that the contribution does not satisfy these requirements, the Employee’s Rollover Account including any investment earnings (or less investment losses) shall be immediately distributed to the Employee.

Rollover Contributions made to the Plan shall initially be allocated to the portion of the Plan that is not comprised of the ESOP Feature. Thereafter, to the extent that a Participant or his Beneficiary directs the investment of Rollover Contributions in the Company Stock Fund pursuant to Article VII of the Plan, such Rollover Contributions shall be transferred to the ESOP Feature unless and until the Participant or his Beneficiary directs otherwise pursuant to Article VII of the Plan.

4.6 Date of Contributions.

(a) Participating Employers shall deposit the Salary Deferral Contributions, Catch-Up Contributions, and After-Tax Contributions, with the Trustee as soon as administratively feasible after each payroll period as the amounts can reasonably be segregated from the Participating Employer’s general assets, but in no event later than the 15th business day of the month following the month in which such Contributions are withheld by the Participating Employer from Participants’ Basic Compensation.

(b) All other Participating Employer contributions shall be deposited with the Trustee no later than the due date, including extensions, for the Participating Employer’s income tax return for the Participating Employer’s tax year for which the Contribution is made.

(c) Rollover Contributions shall be deposited with the Trustee as soon as administratively feasible after receipt by the Participating Employer.

4.7 Matching Contributions.

(a) Subject to the provisions of this Section 4.7 and Article V, the Company shall have the right to make a discretionary matching contribution to the Plan on behalf of each Participant, each payroll period, in an amount as directed annually by the Board of Directors.

(b) For purposes of any Matching Contributions under this paragraph, Compensation shall only include Basic Compensation paid by Employer to an Employee during the period the Employee is a Participant.

(c) Matching Contributions made to the Plan shall initially be allocated to the portion of the Plan that is not comprised of the ESOP Feature. Thereafter, to the extent that a Participant or his Beneficiary directs the investment of Matching Contributions in the Company Stock Fund pursuant to Article VII of the Plan, such Matching Contributions shall be transferred to the ESOP Feature unless and until the Participant or his Beneficiary directs otherwise pursuant to Article VII of the Plan.

4.8 After-Tax Contributions.

Prior to December 1, 2009, the Plan allowed Participants to make after-tax contributions to the Plan. Effective on and after December 1, 2009, Participants are no longer permitted to make such contributions to the Plan.

ARTICLE V

LIMITATIONS ON CONTRIBUTIONS

5.1 Definitions for Nondiscrimination Tests.

The following terms have the following meanings for purposes of Sections 5.2, 5.3 and 5.4:

(a) Actual Deferral Percentage or ADP means, for a Plan Year, a Participant’s Salary Deferral Contributions expressed as a percentage of Testing Compensation for the entire Plan Year. The Actual Deferral Percentage of a Non-Highly Compensated Employee shall be determined without regard to any Salary Deferral Contributions made in excess of the 402(g) Limit (described in Section 5.5). The Actual Deferral Percentage of a Highly Compensated Employee who is eligible to participate in two or more plans maintained by an Employer which are described in Code Section 401(a) and which include a cash or deferred arrangement described in Code Section 401(k), shall be determined as if all such plans were a single plan or arrangement. To the extent permitted by Treasury Regulation Section 1.401(k)-1(b), the Plan Administrator may treat Matching Contributions allocated to the Participants’ Accounts for a Plan Year as Salary Deferral Contributions in determining their Actual Deferral Percentages.

(b) Average ADP means the average (expressed as a percentage) of the Actual Deferral Percentages for a group of Employees.

(c) Actual Contribution Percentage or ACP means, for a Plan Year, a Participant’s Matching Contributions (other than Matching Contributions treated as Salary Deferral Contributions pursuant to the last sentence of Section 5.1(a) and After-Tax Contributions) expressed as a percentage of Testing Compensation for the entire Plan Year.

(d) Average ACP means the average (expressed as a percentage) of the Actual Contribution Percentages for a group of Employees.

(e) Excess 401(k) Contribution means with respect to any Plan Year, the excess of (i) the aggregate amount of contributions actually taken into account in computing the ADPs of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the ADP Test set forth in Section 5.2(b).

(f) Excess Aggregate Contribution means with respect to any Plan Year, the excess of (i) the aggregate amount of contributions actually taken into account in computing the Average ACP of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the ACP Test set forth in Section 5.2(f).

5.2 Nondiscrimination Tests.

(a) Notwithstanding any provision of the Plan to the contrary, the nondiscrimination test of paragraph (b) (the “ADP Test”) shall be passed for each Plan Year. If the test is not passed within 0.01%, the Plan Administrator shall take action pursuant to Section 5.3 to ensure that the test is passed.

(b) ADP Test. The Average ADP of the group of Highly Compensated Employees shall not exceed the greater of the following:

(1) 1.25 times the Average ADP in the preceding year of the group of Non-Highly Compensated Employees, or

(2) 2.0 times the Average ADP in the preceding year of the group of Non-Highly Compensated Employees but not more than 2 percentage points higher than the Average ADP in the preceding year of the group of Non-Highly Compensated Employees.

(c) For purposes of determining the Actual Deferral Percentage of a Participant for a Plan Year, Salary Deferral Contributions will be taken into account only if (1) they are actually paid to the Trust Fund before the last day of the twelve-month period immediately following such Plan Year, and (2) they relate to Testing Compensation that would have been received by the Participant in such Plan Year (but for the salary deferral election) or is attributable to services performed by the Participant in the Plan Year and (but for the salary deferral election) would have been received by the Participant within two and one-half months after the close of the Plan Year, but only if the Plan provides for elective contributions that relate to Testing Compensation that would have been received after the close of a year to be allocated to such prior year rather than the year in which the Testing Compensation would have been received.

(d) Aggregation of Plans. For purposes of determining whether a plan satisfies the ADP test (set forth in 5.2(b) above), all elective contributions that are made under two or more plans, that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan If two or more plans are permissively aggregated for purposes of Code Section 401(k), then the aggregated plans shall also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. Two or more plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same ADP testing method.

(e) Notwithstanding any provision of the Plan to the contrary, the nondiscrimination test of paragraph (f) (the “ACP Test”) shall be passed for each Plan Year. If the test is not passed within 0.01%, the Plan Administrator shall take action pursuant to Section 5.4 to ensure that the test is passed.

(f) ACP Test. The Average ACP of the group of Highly Compensated Employees shall not exceed the greater of the following:

(1) 1.25 times the Average ACP in the preceding year of the group of Non-Highly Compensated Employees, or

(2) 2.0 times the Average ACP in the preceding year of the group of Non-Highly Compensated Employees but not more than 2 percentage points higher than the Average ACP in the preceding year of the group of Non-Highly Compensated Employees.

5.3 Correction of Excess 401(k) Contributions.

(a) Correction of Excess 401(k) Contributions. The Plan Administrator may take any and all steps it deems necessary or appropriate to ensure compliance with the limitations of Section 5.2(b) above. Such steps shall include, without limitation, one or any combination of the following:

(1) restrict the amount of Salary Deferral Contributions on behalf of Highly Compensated Employees; and/or

(2) distribute Excess 401(k) Contributions to the Highly Compensated Employees who made such Excess 401(k) Contributions, pursuant to paragraph (e) below.

(3) make Supplemental Contributions for the purposes of passing the ADP Test, in accordance with any manner permitted under applicable Treasury Regulations.

Notwithstanding the foregoing, any such corrective steps shall comply with the requirements of Code Section 401(k) and the Treasury Regulations thereunder.

(b) Calculation of Excess 401(k) Contributions. The amount of Excess 401(k) Contributions for Highly Compensated Employees for a Plan Year shall be calculated by the following method, under which the ADP of the Highly Compensated Employee with the highest ADP is reduced to the extent required to enable the Plan to satisfy the ADP Test or to cause such Highly Compensated Employee’s ADP to equal the ADP of the Highly Compensated Employee with the next highest ADP:

(1) the Salary Deferral Contributions of the Highly Compensated Employee with the highest ADP shall be reduced; such reduction shall continue, as necessary, until such Highly Compensated Employee’s ADP equals that (those) of the Highly Compensated Employee(s) with the second highest ADP;

(2) following the application of paragraph (1), if it is still necessary to reduce Highly Compensated Employees’ Salary Deferral Contributions, then the Contributions of (or allocations on behalf of if applicable) Highly Compensated Employees with the highest and second highest ADPs shall be reduced, as necessary, until such Employees’ ADP equals that of the Highly Compensated Employee(s) with the third highest ADP;

(3) following the application of paragraph (2), if it is still necessary to reduce Highly Compensated Employees’ Salary Deferral Contributions, then the procedure, the beginning of which is described in paragraphs (1) and (2) above, shall continue until no further reductions are necessary; and

(4) amounts determined pursuant to paragraphs (1) through (3) above shall be combined. The resulting sum shall be the Excess 401(k) Contributions, and the portion of the total to be allocated to each affected Highly Compensated Employee shall be determined pursuant to paragraph (c) below.

(c) Allocation of Excess 401(k) Contributions. The amount of Excess 401(k) Contributions to be allocated to a Highly Compensated Employee for a Plan Year shall be determined by the following method:

(1) the Salary Deferral Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Salary Deferral Contributions shall be reduced, as necessary, until either such Highly Compensated Employee’s dollar amount of Salary Deferral Contributions equals that of the Highly Compensated Employee(s) with the next highest dollar amounts of Salary Deferral Contributions, or until no unallocated Excess 401(k) Contributions remain;

(2) following the application of the preceding paragraph (1), if unallocated Excess 401(k) Contributions remain, then Salary Deferral Contributions of the Highly Compensated Employees with the highest and second highest dollar amount(s) of Salary Deferral Contributions shall be reduced, as necessary, until either such Highly Compensated Employees’ dollar amount of Salary Deferral Contributions equal those of the Highly Compensated Employee(s) with the third highest dollar amount(s) of Salary Deferral Contributions, or until no unallocated Excess 401(k) Contributions remain;

(3) following the application of the preceding paragraph (2), if unallocated Excess 401(k) Contributions remain, then the procedure, the beginning of which is described in paragraphs (1) and (2), shall continue until no further reductions are necessary; and

(4) Excess 401(k) Contributions in an amount equal to the reduction of Salary Deferral Contributions determined in paragraphs (1) through (3) above with respect to a Highly Compensated Employee shall be allocated to that Highly Compensated Employee and, as determined by the Plan Administrator, distributed pursuant to paragraph (e) below.

(d) Character of Excess 401(k) Contributions. The Excess 401(k) Contributions of a Highly Compensated Employee shall be deemed to consist of Contributions and allocations as determined according to the following order:

(1) first, the Highly Compensated Employee’s Excess 401(k) Contributions shall be deemed to consist of Salary Deferral Contributions, if any, which exceed the highest rate or amount at which Salary Deferral Contributions are matched; provided, however, such Contributions shall be offset by any excess deferrals distributable to the Employee pursuant to Section 5.5; and

(2) second, the Highly Compensated Employee’s Excess 401(k) Contributions shall be deemed to consist of (1) any Salary Deferral Contributions and (2) any Matching Contributions and Supplemental Contributions, each in proportion to the Highly Compensated Employee’s total Salary Deferral Contributions and Matching Contributions, and Supplemental Contributions for the Plan Year; provided, however, any Salary Deferral Contributions characterized as Excess 401(k) Contributions under this paragraph shall be offset by any excess deferrals distributable to the Employee pursuant to Section 5.5 and not taken into account under Section 5.1(a) above.

(e) Distribution of Excess 401(k) Contributions. If, pursuant to paragraph (a) above, the Plan Administrator elects to distribute Excess 401(k) Contributions, which shall be treated as Annual Additions (adjusted for Earnings) to Highly Compensated Employees, then the Plan Administrator shall make such distributions in accordance with the following timing restrictions:

(1) on or before the date which falls 2 1/2 months after the last day of the Plan Year for which such Excess 401(k) Contributions were made, to avoid liability for the Federal excise tax (currently, equal to 10% of the undistributed Excess 401(k) Contributions) and state excise tax, if applicable, which will be imposed on Excess 401(k) Contributions distributed after such date;

(2) in the event of a complete termination of the Plan during the Plan Year in which there are Excess 401(k) Contributions, such distributions shall be made and as soon as administratively feasible after the date of termination of the Plan, but in no event later than the close of the 12-month period immediately following such termination; and

(3) in any event, such Excess 401(k) Contributions shall be distributed before the last day of the Plan Year next following the Plan Year for which such Excess 401(k) Contributions were made.

(f) Compliance Any adjustments to the Non-Highly Compensated Employee Average ADP for the current Plan Year shall be made in accordance with Code Section 401(k) and the Treasury Regulations issued thereunder.

(g) Adjustment for Earnings. After the Plan Administrator has determined the aggregate amount and character of Excess 401(k) Contributions to be distributed to a given Highly Compensated Employee, then that amount shall be adjusted for earnings. Effective for Plan years beginning on or after January 1, 2008, earnings shall be calculated through the end of the Plan Year. No earnings shall be calculated for the period between the end of the Plan Year in which such Excess 401(k) Contributions arose and the date of the corrective distribution of such amounts (the ‘Gap Period’).The earnings allocable to Excess 401(k) Contributions shall be calculated by the Plan Administrator using any reasonable method for computing the earnings allocable to Excess 401(k) Contributions; provided, however, that the method shall not violate Code Section 401(a)(4), and that the method shall be used consistently for all Participants, for all corrective distributions under the Plan for the Plan Year, and for allocating earnings to Participants’ Accounts.

(h) Matching Contributions Attributable to Excess 401(k) Contributions. Any Matching Contributions attributable to Excess 401(k) Contributions, plus any earnings allocable thereto, shall be forfeited

(i) Special Rules.

(1) Coordination with Distribution of excess deferrals. After calculation of an amount to be distributed to a Participant pursuant to the procedures discussed in paragraphs (b) and (c) above, if the Participant in question has also made excess deferrals during the calendar year ended within or coincident with the Plan Year, the amount actually distributed to that Participant shall be adjusted to take into account such excess deferrals pursuant to Section 5.5.

(2) Testing Methods. If the Plan changes such that it uses a different testing method for the ADP Test than the ACP Test, then the Plan cannot use (i) the recharacterization method of Treasury Regulation Section 1.401(k)-2(b)(3) to correct Excess 401(k) Contributions for a Plan Year; or (ii) the rules of Treasury Regulation Section 1.401(k)-2(a)(6)(v) to take Supplemental Contributions into account under the ADP Test (rather than the ACP Test).

(3) Excess 401(k) Contributions shall be treated as Annual Additions under the Plan for each Plan Year that such Contributions were allocated to the affected Participant’s Account.

5.4 Correction of Excess Aggregate Contributions.

If the Average ACP of the group of Highly Compensated Employees might exceed the limitations of Section 5.2(f) for any Plan Year, the Plan Administrator may take any and all steps it deems necessary or appropriate to ensure compliance with such limitations, including, without limitation, one or any combination of the following: (i) limit the amount of Matching Contributions to be made on behalf of Highly Compensated Employees in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 5.2(f) will be satisfied; (ii) distribute vested Excess Aggregate Contributions to Highly Compensated Employees who received such allocations, pursuant to paragraph (d) below; (iii) make Supplemental Contributions for the purposes of passing the ACP test, in accordance with any manner permitted under applicable Treasury Regulations. Notwithstanding the foregoing, any such corrective steps shall comply with the requirements of Code Section 401(m) and the Treasury Regulations thereunder.

(a) Notwithstanding any contrary provisions in this Plan, if the Plan Administrator elects to distribute or reallocate Excess Aggregate Contributions (adjusted for earnings), then the Plan Administrator shall take such action on or before the date which falls 2 1/2 months after the last day of the Plan Year for which such Excess Aggregate Contributions were made, if the Employer wishes to avoid liability for the Federal excise tax (currently, equal to 10% of undistributed and unreallocated Excess Aggregate Contributions) and state excise tax, if applicable, which will be imposed on Excess Aggregate Contributions distributed or reallocated after such date, but in any event, before the last day of the Plan Year next following the Plan Year for which such Contributions were made.

(b) Determination of Amount of Excess Matching Contribution. The amount of Excess Aggregate Contributions for Highly Compensated Employees for a Plan Year shall be determined by the following method, to enable the Plan to satisfy the ACP Test.

(1) first, the allocations of Contributions taken into account in determining the ACP (“ACP Allocations”) of the Highly Compensated Employee with the highest ACP shall be reduced, as necessary, until such Employee’s ACP equals those of the Highly Compensated Employee(s) with the second highest ACP;

(2) second, following the application of paragraph (1), if it is still necessary to reduce Highly Compensated Employees’ ACP Allocations, then the Contributions of Highly Compensated Employees with the highest and second highest ACPs shall be reduced, as necessary, until each affected Employee’s ACP equals that (those) of the Highly Compensated Employee(s) with the third highest ACP;

(3) third, following the application of paragraph (2), if it is still necessary to reduce Highly Compensated Employees’ ACP Allocations, then the procedure, the beginning of which is described in paragraphs (1) and (2), shall continue until no further reductions are necessary; and

(4) fourth, amounts determined pursuant to paragraphs (1) through (3) shall be combined. The resulting sum shall be the Excess Aggregate Contributions, and the portion of the total to be allocated to each affected Highly Compensated Employee shall be determined pursuant to paragraph (c) below.

(c) Allocation of Excess Aggregate Contributions. The amount of Excess Aggregate Contributions to be allocated to a Highly Compensated Employee for a Plan Year shall be determined by the following method to enable the Plan to satisfy the ACP test:

(1) first, the ACP Allocations of the Highly Compensated Employee(s) with the highest dollar amount of ACP Allocations shall be reduced, as necessary, until either such Employee’s dollar amount of ACP Allocations equals those of the Highly Compensated Employee(s) with the second highest dollar amount of ACP Allocations or until no ACP Allocations remain;

(2) second, following the application of paragraph (1), if unallocated ACP Allocations remain, then ACP Allocations of Highly Compensated Employees with the highest and second highest dollar amount of ACP Allocations shall be reduced, as necessary, until either each affected Employee’s dollar amount of ACP Allocations equals that (those) of the Highly Compensated Employee(s) with the third highest dollar amount of ACP Allocations, or until no ACP Allocations remain;

(3) third, following the application of paragraph (2), if unallocated ACP Allocations remain, the procedure, the beginning of which is outlined in paragraphs (1) and (2), shall continue until no further reductions are necessary or until no further unallocated ACP Allocations remain; and

(4) fourth, Excess Aggregate Contributions in an amount equal to the reductions of ACP Allocations determined in paragraphs (1) through (3) above with respect to a Highly Compensated Employee shall be allocated to that Highly Compensated Employee and, as determined by the Plan Administrator, forfeited (if forfeitable) or distributed pursuant to paragraph (d) below.

(d) Distribution of Excess Aggregate Contributions. Effective January 1, 2009, after the procedure outlined in paragraph (c) above is completed, all amounts of Excess Aggregate Contributions shall be forfeited (if forfeitable) or distributed (if distributable) to the respective Highly Compensated Employees to whose Accounts the Excess Aggregate Contributions were made. Excess Aggregate Contributions for each affected Highly Compensated Employee shall be forfeited (if forfeitable) or distributed (if distributable) from the following Accounts in the following order:

(1) the Highly Compensated Employee’s Matching Account;

(2) the Highly Compensated Employee’s After-Tax Account;

(3) the Highly Compensated Employee’s Supplemental Account; and

(4) the Highly Compensated Employee’s Salary Deferral Account.

(e) Adjustment for Earnings. After the Plan Administrator has determined the aggregate amount and character, of Excess Aggregate Contributions to be forfeited or distributed to a given Highly Compensated Employee, then that amount shall be adjusted for earnings. Earnings shall be calculated through the end of the Plan Year. No earnings shall be calculated for the period between the end of the Plan Year in which such Excess Aggregate Contributions arose and the date of the corrective distribution of such amounts (the ‘Gap Period’). The earnings allocable to Excess Aggregate Contributions shall be calculated by the Plan Administrator using any reasonable method for computing the earnings allocable to Excess Aggregate Contributions; provided, however, that the method shall not violate Code Section 401(a)(4), and that the method shall be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and for allocating earnings to Participants’ Accounts.

(f) Special Rule. Any amount distributed to a Highly Compensated Employee pursuant to this Section shall not be subject to any of the consent rules for Participants and Spouses contained in Article X. Similarly, any such distribution shall not make that Employee liable for the Federal taxes applicable to early withdrawals under Code Section 72(t).

5.5 402(g) Limit on Deferrals.

(a) Notwithstanding any other provision of the Plan to the contrary, a Participant shall not be permitted to defer under Section 3.2(a) an amount in any taxable year of the Participant in excess of the limitation of Code Section 402(g) ($18,500 in 2018) as adjusted by the Secretary of the Treasury under Code Section 415(d) (the “402(g) Limit”). All arrangements under which a Participant makes elective deferrals (as defined in Code Section 402(g)(3)) shall be aggregated and treated as a single arrangement. Salary Deferral Contributions to a Participant’s Account shall automatically cease when the 402(g) Limit is reached in any taxable year.

(b) If through administrative error or otherwise, the Salary Deferral Contributions to a Participant’s Account exceed the 402(g) Limit (without regard to elective deferrals under any other Plan), any excess Salary Deferral Contributions (and earnings thereon) shall be distributed to the Participant no later than the first April 15 following the year of the deferral, but may be distributed in the year of deferral if the following requirements are satisfied:

(1) the Participant designates in writing that the distribution is an excess deferral,

(2) the distribution is made after the Plan receives the excess deferral,

(3) the Plan Administrator designates the distribution as a distribution of an excess deferral.

(c) If the Participant’s deferrals under this Plan exceed the 402(g) Limit when aggregated with the Participant’s other elective deferrals (as defined in Code Section 402(g)(3)), the excess Salary Deferral Contributions (and any earnings thereon) shall be distributed to the Participant no later than the first April 15 following the year of deferral, provided that the Participant submits a written claim to the Plan Administrator no later than April 1 following the year of deferral. The claim shall be in such form as specified by the Plan Administrator and shall state the amount of the excess Salary Deferral Contributions for the preceding year and shall include the Participant’s written statement that if such amounts are not distributed, they will, when added to amounts deferred under other plans or arrangements, exceed the 402(g) Limit for the year of the deferral.

(d) The amount of excess Salary Deferral Contributions that may be distributed pursuant to this Section shall be determined after the application of Section 5.3(a).

(e) The calculation of earnings on distributed excess Salary Deferral Contributions shall be made pursuant to Treasury Regulation Section 1.402(g)-1. Earnings shall be calculated through the end of the taxable year of the Participant for which the excess deferrals and Matching Contributions attributable thereto were made. No earnings shall be calculated for the period between the end of the Plan Year in which such excess deferrals and the Matching Contributions attributable thereto were made and the date of the corrective distribution of such amounts (the ‘Gap Period’). The earnings allocable to such excess deferrals and Matching Contributions attributable thereto shall be calculated by the Plan Administrator using any reasonable method for computing the earnings allocable to excess deferrals and Matching Contributions attributable thereto; provided, however, that the method shall not violate Code Section 401(a) (4), and that method shall be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and for allocating earnings to Participants’ Accounts.

(f) Any Matching Contributions allocated to the Participant’s Matching Account by reason of any excess deferral distributed pursuant to this Section 5.5 (and any earnings allocable thereto for the calendar year to which the excess deferral relates), shall be forfeited and applied to reduce the next succeeding Matching Contribution to the Plan

5.6 Limit on Annual Additions.

(a) Basic Limitation. Notwithstanding any other provision of this Plan to the contrary, the Annual Additions with respect to a Participant in any Limitation Year shall not exceed the lesser of

(1) Dollar amount specified in Code Section 415(c)(1)(A) ($55,000 for Limitation Years beginning after December 31, 2017), as adjusted in accordance with Code Section 415(d), or

(2) 100% of the Participant’s Testing Compensation for such Limitation Year.

(b) Definitions. For purposes of this Section 5.6, the following terms when capitalized have the following meanings:

(1) Annual Additions means in a Limitation Year the sum of:

(A) Employer contributions (including Salary Deferral Contributions, Matching Contributions, Supplemental Contributions, Profit Sharing Contributions plus any Retirement Award but not Catch-Up Contributions) allocated to a Participant’s accounts in any Defined Contribution Plan (without regard to whether such amounts were distributed pursuant to Sections 5.3, 5.4 or 5.5);

(B) forfeitures allocated to a Participant’s accounts in any Defined Contribution Plan;

(C) the Participant’s contributions (including After-Tax Contributions) to any Defined Contribution Plan; and

(D) amounts described in Code Section 415(1)(1) or 419A(d)(2).

(2) Defined Contribution Plan means any plan described in Code Section 414(i) which is maintained by any member of the Controlled Group.

(c) Limitation Year means the Plan Year.

(d) Correction of Excess Annual Additions. If the Annual Additions to a Participant’s Accounts would exceed the limitation set forth in paragraph (a), the Annual Additions shall be reduced, in such manner prescribed in Code Section 415 and the regulations and such other applicable authorities issued thereunder, to the extent necessary to comply with the limitation set forth in paragraph (a).

(1) Contributions made by the Participant to any other Defined Contribution Plan maintained by a member of the Controlled Group and any earnings attributable to such contributions shall be refunded to the Participant to the extent necessary to reduce the Participant’s Annual Additions to the amount set forth in paragraph (a).

(2) If additional reductions are necessary, the remaining excess Annual Additions shall be held in a suspense account and used to reduce the Participating Employer’s contributions for that Participant in subsequent Limitation Years provided that the Participant is covered by the Plan at the end of the Limitation Year in question. If the Participant is not covered by the Plan at that time, the suspended excess Annual Additions shall be allocated and reallocated to the Accounts of the remaining Participants. If no Account can receive a further allocation without exceeding the limitation, the unallocated amount shall continue to be held in a suspense account and allocated in the next year before any other Participating Employer or Employee contribution is made. The Plan Administrator shall determine which contributions are excess Annual Additions for purposes of this suspense procedure on a consistent, nondiscriminatory basis.

ARTICLE VI

ACCOUNT ADMINISTRATION

6.1 Plan Accounts and Allocation of Contributions.

(a) The Plan Administrator shall establish one or more of the following Accounts as necessary for each Participant (or Eligible Employee, as the case may be):

(1)	Salary Deferral Account
(2)	Supplemental Account
(3)	Profit Sharing Account
(4)	Rollover Account
(5)	Matching Account
(6)	Catch-Up Account
(7)	After-Tax Account

(b) The Plan Administrator shall allocate contributions among a Participant’s Accounts as follows:

(1) Salary Deferral Contributions shall be allocated to the Participant’s Salary Deferral Account.

(2) Supplemental Contributions shall be allocated to the Participant’s Supplemental Account.

(3) Profit Sharing Contributions shall be allocated to the Participant’s Profit Sharing Account.

(4) Rollover Contributions shall be allocated to the Participant’s Rollover Account.

(5) Matching Contributions shall be allocated to the Participant’s Matching Account.

(6) Catch-Up Contributions shall be allocated to the Participant’s Catch-Up Account.

(7) After-Tax Contributions shall be allocated to the Participant’s After-Tax Account.

(c) The Plan Administrator shall create and maintain a Forfeiture Account in the event that such an Account is required pursuant to Article VIII.

(d) The Plan Administrator shall create and maintain an Expense Account to which shall be credited the annual administrative fee charged to Participant Accounts pursuant to Section 6.4.

(e) The Plan Administrator may delegate the responsibility for the maintenance of the Accounts to a record keeper.

6.2 Allocation of Investment Earnings and Losses.

Each Participant’s Account(s) shall reflect the net gains and losses on assets held in the Participant’s Account’s each Valuation Date. At least once each Plan Year the Trustee shall determine the aggregate fair market value of the Trust Fund.

6.3 Charges to Participant Accounts.

The Plan Administrator shall charge all distributions made to a Participant or to his Beneficiary from his Account against the Account of the Participant when made. The Plan Administrator in its discretion may charge certain administrative fees and expenses directly to the Participant Accounts, including certain transaction-based fees for optional services elected by the Participant.

6.4 Reasonable Plan Administration Expenses.

(a) An annual administrative fee, in such amount as shall be determined by the Plan Administrator, shall be charged to the Account of each Participant as of the last day of each quarter in a Plan Year and credited to the Expense Account to pay reasonable expenses incurred in the administration of the Plan.

(b) All reasonable expenses incurred in the administration of the Plan shall be, to the maximum extent permissible paid first from the Expense Account and then from the Forfeiture Account, provided, that, reasonable expenses relating to an individual Participant’s Account that are paid from the Trust Fund may be charged, in the discretion of the Plan Administrator, to that Participant’s Account.

(c) Any amounts remaining in the Expense Account as of the end of a Plan Year shall be allocated per capita to each Participant who is an Eligible Employee on the last day of such Plan Year and credited to such Participant’s Profit Sharing Account.

ARTICLE VII

INVESTMENT FUNDS

7.1 Investment Funds Established.

(a) The Plan shall offer at least three Investment Fund options, in addition to the Company Stock Fund and Self-Directed Brokerage Accounts. Each such additional Investment Fund shall be diversified and shall have materially different risk and return characteristics, in accordance with Code Section 401(a)(35).

(b) The BIC shall have the responsibility for selecting all Investment Fund options under the Plan including, without limitation, the Company Stock Fund and Self-Directed Brokerage Accounts. The BIC may delegate its responsibility for selecting all Investment Fund options under the Plan (other than the Company Stock Fund and Self-Directed Brokerage Accounts) to an investment manager (within the meaning of ERISA Section 3(38)).

(c) The investment manager appointed by the BIC in accordance with subsection (b) above, and subject to the requirements of subsection (a) above, may establish in its sole discretion from time to time one or more additional Investment Funds or remove one or more Investment Funds from the Plan (in each case, other than the Company Stock Fund or Self-Directed Brokerage Accounts).

(d) A Participant, Beneficiary or Alternate Payee may direct the investment of his Account among the Investment Funds, Company Stock Fund and Self-Directed Brokerage Account, subject to the terms of Section 7.5.

(e) The BAC shall cause to be furnished to Participants, Beneficiaries and Alternate Payee descriptions of the Investment Funds. In addition, the BAC shall cause to be furnished to all such persons such other information as may be reasonably required by an investor to make an informed decision, and to otherwise comply with the requirements of Code Section 404(c).

7.2 Investment Funds.

The balance of each Participant’s, Beneficiary’s or Alternate Payee’s Account will be invested among the various Investment Funds. Each Investment Fund may be invested as a single fund, however, without segregation of its assets to the Accounts of Participants, Beneficiaries or Alternate Payees.

7.3 Self-Directed Brokerage Accounts.

In addition to the Investment Funds made available under the Plan, the BIC shall cause to be made available a Self-Directed Brokerage Account for all of a Participant’s other sub-Accounts. Under the Self-Directed Brokerage Accounts, a Participant, Beneficiary or Alternate Payee shall select the Investment Funds and the underlying investments for such funds. The BIC may limit or cause to be limited the investments available under the Self-Directed Brokerage Accounts. The BIC may limit the availability of the Self-Directed Brokerage Accounts to Participants who have a balance in excess of a uniform minimum dollar amount determined by the BIC.

7.4 Initial Investment.

All Plan Contributions received by the Trustee shall be credited initially to the portion of the Plan that is not comprised of the ESOP Feature and thereafter, among the Investment Funds selected by the Participant, Beneficiary or Alternate Payee, and if none, to the Qualified Default Investment Alternative. In the event that contributions cannot be allocated among the Investment Funds on the business day next following receipt by the Trustee, such Contributions shall be initially invested in such Investment Funds as are selected by the Trustee pending such allocation.

7.5 Self-Directed Investment of Accounts.

(a) Subject to the following limitations, each Participant shall direct that all Contributions that are made on behalf of the Participant to the Plan be invested in one or more of the Investment Funds. In the event of the Participant’s death, the Participant’s Beneficiary shall have the authority to direct investment of the Participant’s Account. In the event that the Participant’s Account is split in favor of an Alternate Payee, the Alternate Payee shall have the authority to direct the investment of the Account established for the Alternate Payee.

(b) A Participant shall not be permitted to direct that more than twenty percent (20%) of all Contributions for any payroll period that are made on behalf of the Participant be invested in the Company Stock Fund. A Participant shall not be permitted to direct that more than ninety-five percent (95%) of all Contributions for any payroll period that are made on behalf of the Participant be invested in the Self-Directed Brokerage Accounts.

(c) Absent a Participant investment direction, all Contributions that are made by, or on behalf of, the Participant, shall be invested in the Qualified Default Investment Alternative for the Plan.

(d) Each Participant shall have the right to modify the investment direction made under subsection (a) above with respect to subsequent Contributions under the Plan.

(e) Subject to subsections (f) and (g), and further in compliance with Code Section 401(a)(35), each Participant, Beneficiary or Alternate Payee shall have the right to direct that the portion of his Account held in any Investment Fund be transferred, in whole or in part, to any other Investment Fund.

(f) A Participant, Beneficiary or Alternate Payee shall only be permitted to transfer (by exchange, rebalancing or otherwise) any portion of his Account that is invested in an Investment Fund other than the Company Stock Fund to the Company Stock Fund, to the extent that doing so will not cause the percentage of the Participant’s, Beneficiary’s or Alternate Payee’s Account that is invested in the Company Stock Fund to exceed twenty percent (20%) of his Account.

(g) A Participant, Beneficiary or Alternate Payee shall only be permitted to transfer (by exchange, rebalancing or otherwise) any portion of his Account that is invested in an Investment Fund other than the Self-Directed Brokerage Accounts to the Self-Directed Brokerage Accounts, to the extent that doing so will not cause the percentage of the Participant’s, Beneficiary’s or Alternate Payee’s Account that is invested in the Self-Directed Brokerage Accounts to exceed ninety-five percent (95%) of his Account.

(h) Any direction given by the Participant, Beneficiary or Alternate Payee regarding the investment of his Account shall be effective as soon as practicable after it is submitted.

7.6 Company Stock.

(a) The Company Stock Fund may from time to time acquire, hold and dispose of Company Stock and cash for the Company Stock Fund in accordance with the directions of Participants. The Trustee shall take reasonable efforts to retain approximately between 0.5% and 3% of the total value of such fund as of any Valuation Date in cash. Cash held by the Company Stock Fund shall be invested in a money market fund or in such other manner as the BIC may from time to time approve.

(b) The Company Stock Fund shall, to the extent possible, regardless of market fluctuations, purchase, retain and sell Company Stock only to permit distributions and transfers from and investments in the Company Stock Fund. The Company Stock and cash held by the Plan for the Company Stock Fund shall be allocated to the Account of each Participant in proportion to such Participant’s investment in the Company Stock Fund. Dividends and other distributions (if any) received by the Plan with respect to Company Stock held for the Company Stock Fund shall be reinvested in the Company Stock Fund by the Trustee.

(c) All voting, tender and similar rights appurtenant to Company Stock allocated to a Participant’s Account shall be passed through to the Participant. The Participant shall direct the Trustee as to the exercise of such rights and, upon timely receipt of a valid direction, the Trustee shall exercise such rights as directed by the Participant in accordance with the Trust Agreement, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title 1 of ERISA. In the absence of a timely and valid affirmative exercise of voting rights by a Participant, Company Stock allocated to a Participant’s Account will be voted in the same proportions as Company Stock for which the Trustee has received timely and valid instructions from Participants, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title 1 of ERISA. With respect to the exercise of all other rights appurtenant to Company Stock allocated to a Participant’s Account, including tender offer rights, a Participant who does not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of such shares shall be deemed to have directed the Trustee not to sell, offer to sell, exchange, dispose of or take any other affirmative action with respect to such shares, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title 1 of ERISA.

(d) Procedures shall be established and maintained to ensure the confidentiality of all information regarding a Participant’s investment in the Company Stock Fund, including but not limited to the Participant’s exercise of voting, tender and similar rights appurtenant to Company Stock allocated to his Account, except to the extent necessary to comply with federal law or state law not preempted by ERISA. The BAC is hereby designated as the fiduciary responsible for ensuring that these confidentiality procedures are adequate and are followed. In the event that the BAC determines that a particular situation exists which involves a potential for undue influence by a Participating Employer upon Participants and Beneficiaries with respect to the exercise of rights appurtenant to Company Stock held in the Company Stock Fund, the BAC shall designate an independent fiduciary, who shall not be a director, officer, employee or affiliate of the Company, to assume responsibility for all activities under this Section 7.6.

(e) All investments in the Company Stock Fund by Participants shall comply with the requirements of Section 16 of the Securities Exchange Act of 1934, 15 U.S.C. 78p and accompanying rules issued by the Securities and Exchange Commission. In addition, Participants are bound by and shall at all times comply with the insider trading policies of the Company with respect to all investment decisions concerning the Company Stock Fund.

(f) Investment by Participants and Beneficiaries in the Company Stock Fund shall at all times be subject to such additional restriction and administrative procedures as may from time to time be imposed by the BAC.

7.7 Diversification of Company Stock.

A Participant, Beneficiary or Alternate Payee whose Account is invested, in whole or in part, in Company Stock shall be permitted to divest such investments and reinvest such Account in other Investment Funds provided under the Plan no less frequently than quarterly. Except as provided in regulations, the Plan shall not be treated as meeting the requirements of this Section if the Plan imposes any restrictions or conditions on investment in the Company Stock Fund that do not also apply to investment in the other Investment Funds.

7.8 Special ESOP Provisions.

(a) Right of First Refusal. If the Company Stock ceases to be publicly traded within the meaning of Treasury Regulations Section 54.4975-7(b)(1)(iv), all shares held under the ESOP Feature distributed by the Trustee may, as determined by the Company, be subject to a “right of first refusal.” Such a “right” shall provide that prior to any subsequent transfer, the shares must first be offered in writing to the Trust, and then, if refused by the Trust, to Newell Operating Company. In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust, or in the event of a proposed purchase by a prospective bona fide purchaser other than an Employer, the offer to the Trustee and the Company shall be at the greater of fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust or at the price offered to be paid by the prospective bona fide purchaser; provided, however, that in the case of a purchase by the Trust from a disqualified person (as defined in Code Section 4975) the price per share shall be determined as of the date of the purchase; and, provided, further, that the Trust shall not purchase any shares when the purchase price of such shares is in excess of fair market value. The Trust or the Company, as the case may be, may accept the offer at any time during a period not exceeding fourteen days after receipt of such offer. The right of first refusal shall lapse fourteen days after the security holder gives written notice to the Trust of its right of first refusal with respect to the shares

(b) Put Option. At any time at which Company Stock held under the ESOP Feature has ceased to be readily tradeable on an established securities market, a Participant or Beneficiary shall be granted at any such time that such shares are distributed to him, an option to “put” such shares to the Company; provided, however, that the Trust shall have the option to assume the rights and obligations of the Company at the time the “put” option is exercised. Such “put” option shall provide that, for a period of 60 days (excluding any period during which the Company is prohibited from honoring the “put” option by applicable federal or state law) after such shares are distributed by the Trustee to a Participant or Beneficiary, the Participant or Beneficiary shall have the right to have Newell Operating Company purchase such shares at their fair market value, and if the “put” option is not exercised within such 60-day period, it may be exercised within an additional period of 60 days during the Plan Year next commencing after the date such shares were distributed by the Trustee. For purposes of this Section, fair market value shall be based on the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date of exercise. Such “put” option shall be exercised by notifying Newell Operating Company in writing. The terms of payment for the purchase of such shares shall be reasonable. In the case of deferral of payment, adequate security and a reasonable rate of interest shall be provided for any credit extended, and cumulative payments as of any given date shall be no less than the aggregate of reasonable periodic payments as of such date. Periodic payments shall be considered reasonable if annual installments, commencing within 30 days after the “put” is exercised, are substantially equal and if the payment period extends for not more than five years after the date the “put” is exercised.

(c) Other Options. Except as otherwise provided in this Section, no person may be required to sell shares held under the ESOP Feature to Newell Operating Company, nor may the Trust enter into an agreement which obligates the Trust to purchase such shares at an indefinite time determined upon the happening of an event such as the death of a shareholder.

(d) Dividend Distributions. Any cash dividends payable on shares held in the Company Stock Fund attributable to the Accounts of Participants, Beneficiaries and Alternate Payees shall be reinvested in Company Stock, unless the Participant, Beneficiary or Alternate Payee elects to have the dividends paid to the Trust and distributed in cash to such Participant, Beneficiary or Alternate Payees no later than ninety (90) days after the close of the Plan Year in which the dividends are paid to the Plan; provided that if dividends are reinvested in the Company Stock Fund, then Company Stock allocated to the Participant’s Account shall have a fair market value not less than the amount of the dividends that would have been allocated to the Participant, Beneficiary or Alternate Payee. Such distribution (if any) of cash dividends shall be limited to dividends on shares of Company Stock which are then vested.

(e) Special ESOP Valuation. At any time at which Company Stock held under the ESOP Feature has ceased to be readily tradable on an established securities market, valuation of such Company Stock with respect to activities carried on by the Plan shall be by an independent appraiser in accordance with Code Section 401(a)(28)(C).

(f) Exempt Loans and 1042 Transactions. The ESOP Feature of the Plan shall not engage or participate in the following transactions:

(i) Exempt loans within the meaning of Treasury Regulations Section 54.4975-7(b)(1)(iii).

(ii) Sales of Company Stock to the Plan in accordance with Code Section 1042.

ARTICLE VIII

VESTING

8.1 Vesting Schedule for Matching and Profit Sharing Contributions.

Matching Contributions made pursuant to Section 4.7 and Profit Sharing Contributions made pursuant to Section 4.4(a) shall vest in accordance with the following schedule:

Participant’s Years of Service	Vesting Percentage
Less than 3 Years of Service	0%
3 Years of Service or More	100%

8.2 Accelerated Vesting.

Notwithstanding the foregoing, a Participant’s Matching Account and Profit Sharing Account shall be fully vested (a) on the date of termination of employment by reason of death (including, death while performing qualified military service), Normal Retirement Age, or Disability, (b) upon termination of the Plan, (c) upon the complete discontinuance of contributions by the Company, or (d) upon partial termination of the Plan if such Participant is affected by the partial termination.

8.3 Nonforfeitable Benefits.

Any Salary Deferral Contributions, Catch-Up Contributions, After-Tax Contributions, Rollover Contributions, and Retirement Awards credited to a Participant’s Account shall be fully vested and nonforfeitable at all times.

8.4 Vesting After a Break in Service

(a) Zero Percent Vested and Reemployment Before Five Consecutive One-Year Breaks in Service. If the value of a Participant’s vested Account balance is zero, the Participant shall be deemed to have received a distribution of such Account balance immediately following termination. If the Participant becomes reemployed before incurring five (5) consecutive one (1) year Breaks in Service, the Participant will be deemed to have immediately repaid such distribution.

(b) Reemployment Before Five Consecutive One-Year Breaks in Service. The Account balance of a Participant who is reemployed before incurring five (5) consecutive one (1) year Breaks in Service shall consist of any undistributed amount in the Account as of the date of reemployment, plus any future contributions added to such Account, plus the investment earnings on the Account. The vested Account of such Participant shall be determined by multiplying the Participant’s Account (adjusted to include any distribution or redeposit) by such Participant’s vested percentage. All service of the Participant, both before and after the Break in Service, shall be counted when computing the Participant’s vested percentage.

(c) Reemployment After Five Consecutive One-Year Breaks in Service. If a Participant was not fully vested before termination of employment and becomes reemployed after incurring five (5) consecutive one (1) year Breaks in Service, a new Account shall be established for such Participant to separate the deferred vested and nonforfeitable Account balance, if any, from the Account to which new allocations will be made. The Participant’s deferred Account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Trust. When computing the Participant’s vested portion of the new Account, all service before and after the Break in Service shall be counted. Notwithstanding this, however, no former Participant who previously had five (5) consecutive one (1) year Breaks in Service shall acquire a larger vested and nonforfeitable interest in the prior Account balance as a result of reemployment.

ARTICLE IX

WITHDRAWALS AND LOANS DURING EMPLOYMENT

9.1 Hardship Withdrawals.

A Participant may request a withdrawal from his Salary Deferral Account, Catch-Up Account, vested Profit Sharing Account, and vested Matching Account that is not invested in the self-directed brokerage option under Section 7.3 (in such order or allocation between such Accounts as determined under rules of uniform application established by the Plan Administrator from time to time) on account of hardship, subject to the rules set forth in this Section.

(a) The maximum amount of the withdrawal shall not exceed the lesser of the amount described in paragraphs (1) and (2) below:

(1) The sum of:

(A) The balance of the Participant’s Salary Deferral and Catch-Up Contribution Accounts;

(B) The balance of the vested Matching Contribution Account; and

(C) The balance of the vested Profit Sharing Account;

(2) The amount necessary to meet the hardship need.

(b) The minimum amount of the withdrawal shall be $1,000.

(c) The Participant’s request shall be in writing on such forms and in accordance with procedures established by the Plan Administrator. The Plan Administrator, or its delegate, shall review all hardship requests on the basis of criteria which do not discriminate in favor of Highly Compensated Employees.

(d) A hardship withdrawal will be granted only on account of an immediate and heavy financial need. The need may have been reasonably foreseeable or voluntarily incurred by the Participant. An immediate and heavy financial need shall exist if it is on account of any of the following:

(1) unreimbursed (through insurance or otherwise) medical expenses of the Participant, his spouse or his dependents, or designated Beneficiary;

(2) the purchase (excluding mortgage payments) of the principal residence of the Participant;

(3) tuition for the next term of post-secondary education for the Participant, his spouse or his dependents, or designated Beneficiary;

(4) the need to prevent the eviction from or the foreclosure on the Participant’s principal residence;

(5) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents, or designated Beneficiary; or

(6) expenses for the repair of damage to the Participant’s principal residence.

(e) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of a Participant if the Participant has obtained all currently available distributions and non-taxable loans under the plan and all other plans maintained by the Employer.

(f) Salary Deferral Contributions on his behalf to this Plan (and all other plans of the Employer) shall be suspended for six months after receipt of the hardship distribution.

9.2 Withdrawals from Supplemental Accounts.

Prior to terminating employment with an Employer, a Participant may not withdraw any portion of the balance of his Supplemental Account except as provided in Section 9.3 and 9.4.

9.3 Withdrawals After Attaining Age 59-1/2.

A Participant who has attained age 59-1/2 may withdraw all or any portion of his vested Accounts that is not invested in the self-directed brokerage option under Section 7.3, subject to the following rules:

(a) The Participant’s request shall be made in accordance with such procedures as the Plan Administrator specifies.

(b) A withdrawal pursuant to this Section shall not affect the Participant’s continued participation in the Plan.

(c) The amount withdrawn must equal at least $100.00.

9.4 Plan Loans.

The Plan Administrator, in its sole discretion and based on uniform and nondiscriminatory standards adopted by the Plan Administrator in writing, may direct the Trustee to make a loan to a party in interest (as defined in ERISA Section

3(14)) who is a Participant and an active Employee (the “Borrower”) provided the following conditions are met. The Plan Administrator specifically reserves the right to cease making loans at any time without prior notice. Notwithstanding the foregoing, for loans for the purchase of the Participant’s primary residence, the maximum loan term is ten years.

(a) The Borrower may, upon application to the Plan Administrator, or its delegate, in such manner as the Plan Administrator shall prescribe in writing from time to time, obtain a loan from his or her Account in accordance with the provisions of this Section 9.4. The Plan Administrator may impose a loan application fee provided it does so on a nondiscriminatory and consistent basis.

(b) Borrower may have no more than two loans outstanding at any time.

(c) The principal amount of the loan shall not be less than $1,000 and shall not exceed the lesser of (1) or (2) below:

(1) $50,000 reduced by the excess of:

(A) the highest outstanding balance of loans to the Borrower from the Plan during the 12-month period ending on the day before the date the loan was made, over

(B) the outstanding balance of loans to the Borrower from the Plan on the date the loan was made; or

(2) One half of the vested balance of the Borrower’s Accounts.

(d) The loan shall be funded by and held as an asset of the Borrower’s Accounts that is not invested in the self-directed brokerage option under Section 7.3. Loans shall be funded from the Borrower’s Accounts in such order or allocation among such Accounts as determined under rules of uniform application as may be established by the Plan Administrator from time to time.

(e) The term of each loan shall not exceed five years, unless the loan is for the purchase of the Participant’s primary residence, in which case the maximum term is ten years.

(f) The loan shall be subject to a substantially level amortization schedule.

(g) Loan payments shall be made by payroll deduction. If payroll deduction is not possible (because the Borrower does not receive a paycheck for a payroll period or receives a paycheck that is insufficient to cover the loan payment), the Borrower shall be obligated to submit loan payments in a manner prescribed by the Plan Administrator in accordance with the original amortization schedule.

(h) Each loan shall be secured by no more than 50% of the vested balance of the Borrower’s Accounts and shall be supported by his collateral promissory note for the amount of the loan, including interest.

(i) The Plan Administrator, or its delegate, shall establish the interest rate for the term of the loan, shall make a good faith effort to determine a reasonable rate of interest (in accordance with Labor Regulations Section 2550.408b-1), and may establish a higher rate of interest for loans which are not paid through payroll deduction.

(j) A Borrower may repay, at any time and without penalty, the entire principal balance then outstanding and any interest due to date on the prepaid portion. Partial prepayments are not permitted.

9.5 Valuing Withdrawals and Loans.

(a) The amount of any withdrawal or loan shall be based on the balance of the Participant’s Accounts on the Valuation Date on which the approved loan or withdrawal request is received by the Trustee.

(b) Withdrawals and loans shall be funded from the Investment Funds in which the Participant’s Accounts are invested in such order or allocation among such Investment Funds as determined under rules of uniform application as may be established by the Plan Administrator from time to time.

9.6 Withdrawal of Rollover Account.

Notwithstanding the provisions of Article X, a Participant may withdraw an amount equal to all or any portion of his Rollover Account that is not invested in the self-directed brokerage option under Section 7.3 at any time.

9.7 Withdrawal of After-Tax Contributions.

A Participant may withdraw an amount equal to all or any portion of his After-Tax Account that is not invested in the self-directed brokerage option under Section 7.3 at any time; provided, however, that any partial withdrawal must equal at least $100.00.

9.8 Qualified Military Service Distributions.

Notwithstanding any provision of the Plan to the contrary, a Participant performing service in the uniformed services of the United States while on active duty for a period of more than 30 days and receiving military differential pay shall be treated as having a severance from employment for purposes of electing a distribution of his Salary Deferral Contributions. A Participant who has elected to receive such a distribution that is not invested in the self-directed brokerage option under Section 7.3 shall not be permitted to make Salary Deferral Contributions or any other elective deferral or employee contribution to the Plan for six months following the date of any such distribution.

9.9 Qualified Reservist Distributions.

If a Participant (by reason of being a member of a reserve component, as defined in Section 101 of title 37, United States Code) is ordered or called to active duty for a period in excess of 179 days or for an indefinite period, the Participant may request a Qualified Reservist Distribution (as defined in Code Section 72(t)(2)(G)). Such Qualified Reservist Distribution must be (a) taken only from the Participant’s Salary Deferral Account that is not invested in the self-directed brokerage option under Section 7.3, and (b) paid by the Plan during the period beginning on the date of such order or call, and ending at the close of the active duty period.

ARTICLE X

PAYMENT OF BENEFITS

10.1 Distribution.

(a) Distributions to a Participant. A Participant shall be entitled to receive his Accounts upon termination of employment whether for retirement, quit, discharge or disability. See Section 12.5 regarding a Participant’s termination of employment in connection with the sale or other disposition of assets of the Employer.

(1) Form. Distribution shall be made in a single sum payment or, if elected by a Participant under applicable procedures as determined by the Plan Administrator, in partial payments (with such minimum partial payment amount equal to $1,000). All distributions shall be made in cash, except to the extent of any promissory notes for Plan loans. The Participant’s Accounts shall be valued on the Valuation Date on which or next following the day on which the Trustee receives notice of the Participant’s termination of employment (or request for benefits if later).

(2) Latest Date for Commencement of Distribution. Distribution shall be made as soon as administratively practicable following the event described in paragraph (a). Notwithstanding the foregoing, unless the Participant elects otherwise, a Participant’s benefits shall be paid no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the Participant attains Normal Retirement Age; (2) the Participant completes 10 years of participation in the Plan; (3) the Participant ceases to be an Employee. The Participant’s failure to elect distribution shall be deemed to be an election to defer payment of benefits.

(3) Distributions Upon Attainment of Age 70 1/2. Notwithstanding paragraph (2) above, if the value of a Participant’s vested Accounts exceeds $1,000, distribution shall not be made to the Participant without the Participant’s consent before the earlier of:

(A) With respect to a Participant who is a 5% owner (within the meaning of Code Section 416(i)(1)(ii)), April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2 .

(B) With respect to a Participant who is not a 5% owner, as described in Subsection (A) above, April 1st of the calendar year following the later of the Participant’s retirement or the calendar year in which the Participant attains age 70 1/2.

(C) Notwithstanding any provisions contained herein to the contrary, distributions hereunder shall commence no later than the Participant’s required distribution date in accordance with the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefit requirement in Code

Section 401(a)(9)(G), Treasury Regulation Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 and such rulings, notices and other guidance published from time to time by the Internal Revenue Service, all of which are incorporated herein by reference.

(b) Distributions Upon Death.

Upon the death of a Participant, the Participant’s interest in the Plan shall be distributed to his or her Beneficiary in accordance with this Section 10.1(b), in the form of a single sum payment in cash (unless the Plan permits the Beneficiary to elect to receive the Participant’s interest over a period measured by the Participant’s (or, if applicable, the Beneficiary’s) remaining life expectancy).

If the Participant dies before distributions begin, the Participant’s entire interest will be distributed no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will be made no later than the December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(2) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will be made no later than the December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.1(b) other than Section 10.1(b)(1) will apply as if the surviving spouse were the Participant.

(5) For purposes of this Section 10.1(b), unless Section 10.1(b)(4) applies, distributions made in accordance with this Section 10.1(b) are considered to be made on the Participant’s required beginning date. If Section 10.1(b)(4) applies, distributions made in accordance with this Section 10.1(b) are considered to commence on the date distributions are required to begin to the surviving spouse under Section 10.1(b)(1).

(6) Notwithstanding any other provision of this Plan with respect to the time of distribution of a Participant’s benefits, upon the death of a Partiipant, if the vested and nonforfeitable portion of the Participant’s Account balance does not exceed $1,000, any benefit payable to the Participant’s Beneficiary under the Plan shall be made as soon as practicable after the Participant’s death. No consent of the Participant’s Beneficiary shall be required for such distribution. For purposes of this paragraph, amounts attributable to Rollover Contributions are included in determining whether the amount distributable is $1,000 or less.

(c) Distributions Pursuant to a Qualified Domestic Relations Order. Notwithstanding the preceding provisions of this Section, distribution to alternate payee may be made pursuant to a Qualified Domestic Relations Order as soon as administratively practicable following the creation or recognition of an alternate payee’s right to all or a portion of a Participant’s Account under a domestic relations order which the Plan Administrator, or its delegate, determines is a Qualified Domestic Relations Order, but only as to the portion of the Participant’s Account which the Qualified Domestic Relations Order states is payable to the alternate payee.

10.2 Beneficiary Designation.

(a) Subject to the provisions of paragraph (b), each Participant shall designate a Beneficiary to whom his Accounts will be paid if the Participant dies before receiving his entire Accounts. Each Beneficiary designation shall be in writing, signed by the Participant, on a form furnished by the Plan Administrator. The Participant may from time to time change his Beneficiary designation. Each subsequent change in Beneficiary designation filed with the Plan Administrator, or its delegate, will cancel all previous Beneficiary designations.

(b) No designation of a Beneficiary other than the Participant’s Eligible Spouse shall be effective unless the Eligible Spouse consents in writing to such designation, the Eligible Spouse’s consent acknowledges the effect of such designation, and the Eligible Spouse’s signature is witnessed by a notary public. The revocation of a Beneficiary designation and designation of a new Beneficiary (other than the Eligible Spouse) shall not be effective unless the spousal consent requirements of the preceding sentence are satisfied. Any consent by an Eligible Spouse shall be effective only with respect to such spouse. Notwithstanding the foregoing, spousal consent shall not be required if it is established to the satisfaction of the Plan Administrator that spousal consent cannot be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

(c) If a Participant fails to designate a Beneficiary in the manner provided above, if the Participant’s Eligible Spouse fails to consent as provided above, or if the designated Beneficiary predeceases the Participant, the Participant’s benefits shall be paid in accordance with the following order of priority: the Participant’s (1) surviving Eligible Spouse, (2) surviving children, (3) surviving parents, and (4) estate.

(d) If an Alternate Payee fails to designate a Beneficiary in the manner provided above, the Alternate Payee’s benefits shall be paid to the Alternate Payee’s estate.

(e) Notwithstanding Sections 10.2(c) and 10.2(d), a Beneficiary may disclaim his or her interest in the Participant’s benefits by completing a qualified disclaimer in accordance with Code Section 2518. To be a qualified disclaimer, the disclaimer must be in writing, must be effective no later than nine months after the Participant’s death, and must be made before the Beneficiary receives any interest in the Plan. If a qualified disclaimer is completed, then the next Beneficiary under the Plan receives the distribution.

10.3 Benefits to Minors and Legal Incompetents.

(a) If any Participant, Beneficiary or Alternate Payee is a minor or is physically or mentally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed, the Plan Administrator may, in its discretion, direct the Trustee to make such payment to any person or institution maintaining the Participant or Beneficiary. If such individual has a legal representative, payment shall be made to the legal representative.

(b) In the event of a dispute as to whom distribution is to be made under this Section, payment may be made to a court of proper Jurisdiction, with final distribution to be determined by such court.

(c) Any payment made in accordance with the provisions of this Section shall completely discharge any liability for the making of such payment under the provisions of the Plan.

10.4 General Conditions.

(a) Payment of benefits under this Plan to a Participant or Beneficiary, or to their legal representative, shall constitute full satisfaction of claims hereunder against the Trustee, the Plan Administrator and any delegates of the Plan Administrator.

(b) All benefits under the Plan shall be distributed from the Trust Fund. The Participating Employers or the Company shall not be liable or responsible therefore.

(c) The Plan Administrator may require the Participant to submit a written request for payment of benefits to the Plan Administrator, or its delegate, containing such forms as the Plan Administrator reasonably requires to make a distribution.

10.5 Direct Rollovers.

Notwithstanding any contrary Plan provision, if the Distributee of any Eligible Rollover Distribution elects to have at least $500 of such distribution paid directly to an Eligible Retirement Plan, and (b) specifies such plan in such manner and within such advance notice period as the Plan Administrator may specify, such distribution or portion thereof shall be made in the form of a direct rollover to such plan, in accordance with and subject to the conditions and limitations of Code Section 401(a)(31) and related provisions. For purposes of this Section 10.5 the following terms shall be defined as follows:

(a) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except than an Eligible Rollover Distribution does not include the following: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more; (2) any distribution to the extent such distribution is required under Code Section 401(a)(9); (3) any hardship withdrawal made under this Plan; (4) any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income; provided, however, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), a qualified retirement plan (either a defined contribution plan or a defined benefit plan) described in Code Section 401(a) or 403(a), or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(b) “Eligible Retirement Plan” shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described Code Section 408(b), an annuity plan described in Code Section 403(a) or an annuity described in Code Section 403(b), or a qualified trust described in Code Section 401(a), or an eligible plan under Code Section 457 which is maintained by a state, political subdivision of a state, or any agency or instrumentality thereof, which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the Distributee’s Eligible Rollover Distribution. Effective for Plan years beginning on or after January 1, 2008, in accordance with Code Section 408A and the regulations and other guidance issued thereunder, a Distributee may also elect to roll over any portion of an eligible rollover distribution to a Roth IRA in a qualified rollover contribution (as defined in Code Section 408A) if the rollover requirements of Code Section 402(c) are met.

(c) “Distributee” shall mean an Employee, former Employee or Eligible Spouse”. Notwithstanding the above, effective for Plan years beginning on or after January 1, 2008, if a direct trustee-to-trustee transfer is made to an individual retirement account or individual retirement annuity that is treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)) and is established for the purpose of receiving a distribution on behalf of a non-spouse designated beneficiary (as defined by Code Section 401(a)(9)(E)), the non-spouse designated beneficiary shall be considered a `Distributee’ for purposes of this Plan and the transfer shall be treated as an `Eligible Rollover Distribution’ for purposes of this Plan and Code Section 402(c).

(d) “Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE XI

ADMINISTRATION OF PLAN

11.1 Company Responsibility and Delegation to GBOC, BAC and BIC.

(a) The Company. The Company shall be responsible for and shall control and manage the operation and administration of the Plan. The Company shall have sole responsibility for making contributions or requiring Participating Employers to make contributions provided under the Plan, determining the amount of contributions, establishing the Committees, appointing and removing members of the Committees, and amending or terminating the Plan and Trust Agreement. Any action by the Company under this Plan shall be made by resolution of its Board of Directors, or by any person or Committee duly authorized by resolution of the Board of Directors to take such action.

(b) Global Benefits Oversight Committee. The Company shall appoint the Newell Operating Company Global Benefits Oversight Committee known as the “GBOC” to act as the agent of the Company in performing the foregoing duties. The members of the GBOC may be officers, directors or Employees of Newell Operating Company or any other individuals. Any member of the GBOC may resign by delivering his written resignation to Newell Operating Company and to the GBOC. Vacancies in the GBOC arising by resignation, death, removal or otherwise, shall be filled by the Board of Directors of Newell Operating Company. Newell Operating Company shall advise the Trustee in writing of the names of the members of the GBOC and of changes in membership from time to time.

(c) U.S. Benefits Administration Committee. The GBOC has established and delegated authority to the Newell Operating Company U.S. Benefits Administration Committee, known as the “BAC” to act as the agent of the GBOC in performing the duties of administering and operating the Plan. The BAC shall be the “Plan Administrator” for purposes of ERISA and shall be subject to service of process on behalf of the Plan. Furthermore, for purposes of ERISA, the BAC shall be a “Named Fiduciary” with respect to the administrative aspects of the Plan. The members of the BAC may be officers, directors or Employees of Newell Operating Company or any other individuals. Any member of the BAC may resign by delivering his written resignation to Newell Operating Company and to the GBOC and BAC. Vacancies in the BAC arising by resignation, death, removal or otherwise, shall be filled by the Board of Directors of Newell Operating Company, the GBOC or their delegates. Newell Operating Company shall advise the Trustee in writing of the names of the members of the BAC and of changes in membership from time to time.

(d) U.S. Benefits Investment Committee. The GBOC has established and delegated authority to the Newell Operating Company U.S. Benefits Investment Committee, known as the “BIC” to act as the agent of the GBOC to administer the investment aspects of the Plan. The BIC shall be a “Named Fiduciary” for purposes of ERISA with respect to the investment aspects of the Plan. The members of the BIC may be officers, directors or Employees of Newell Operating Company or any other individuals. Any member of the BIC may resign by delivering his written resignation to Newell Operating Company and to the GBOC and BIC. Vacancies in the BIC arising by resignation, death, removal or otherwise, shall be filled by the Board of Directors of Newell Operating Company, the GBOC or their delegates. Newell Operating Company shall advise the Trustee in writing of the names of the members of the BIC and of changes in membership from time to time.

11.2 Powers and Duties of BAC.

The BAC shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The BAC shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the Plan. The BAC shall have the discretionary authority to interpret and construe the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to all factual questions, including questions of eligibility and the status and rights of Participants, Beneficiaries and other persons. Any such determination by the BAC shall be presumptively conclusive and binding on all persons. Determinations of the BAC shall be uniformly and consistently applied to all persons in similar circumstances.

11.3 Organization and Operation of Committees.

(a) Each Committee shall act by majority vote of its voting members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting, in accordance with the charter of such Committee. A Committee member shall not participate in discussions of or vote upon matters pertaining to his own participation in the Plan.

(b) Each Committee may designate any of its members or any other person to execute any document or documents on behalf of such Committee. The Committee shall notify the Trustee in writing of any such action that affects the Trustee and the name or names of such signatory. The Trustee thereafter shall accept and rely upon any document executed by such signatory as representing action by the respective Committee, until the Committee shall file with the Trustee a written revocation of such designation.

(c) Subject to the terms of its respective charter, each Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Each Committee shall be entitled to rely conclusively upon, and shall be fully protected by the Company in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, specialist or other person.

11.4 Records and Reports of Committee.

Each Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. Each Committee shall notify the Trustee and the Company of any action taken by the Committee relative to the Trustee and, when required, shall notify any other interested person or persons.

11.5 Compensation and Expenses of Committee.

Each Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. Each Committee shall notify the Trustee and the Company of any action taken by the Committee relative to the Trustee and, when required, shall notify any other interested person or persons.

11.6 Claims Procedures.

(a) Claims for Benefits. Each Participant, Beneficiary or Alternate Payee or any other person or entity claiming rights in connection with the Plan (“Claimant”) shall be entitled to file a written claim for benefits under the Plan with the BAC. A Claimant shall furnish the BAC with such documents, evidence, data, or information in support of his claim as he considers necessary or desirable. A Claimant may appoint a representative to pursue any claim or appeal of an adverse benefit determination on his behalf, provided that he furnishes the BAC with a written notice, signed by the Claimant, authorizing the representative to act on his behalf in pursuing a benefit claim or appeal.

(b) Initial Claim Review. The BAC shall review the claim when filed and advise the Claimant as to whether the claim is approved or denied. If the claim is wholly or partially denied, the BAC shall furnish a written or electronic denial within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless the BAC determines that special circumstances require an extension of time for processing the claim. If the BAC determines that an extension of time for processing a claim is required, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90-day period, which shall indicate the special circumstances requiring an extension of time and the date by which Plan expects to render a decision. In no event shall such extension exceed a period of 90 days from the end of the initial period. If the BAC denies the claim for a benefit in whole or in part, the BAC shall provide the Claimant a written or electronic notice of the adverse benefit determination. The notification shall set forth, in a manner calculated to be understood by the Claimant, (1) the specific reason or reasons for the adverse benefit determination;

(2) reference to the specific Plan provisions on which the determination is based; (3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; (4) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

(c) Appeal of adverse benefit determination. If the claim is denied, a Claimant may appeal the denial of the claim to the BAC within 60 days after receipt of the adverse benefit determination. The appeal shall be in writing addressed to the BAC and shall state the reason why the BAC should grant the appeal. The Claimant may submit written comments, documents, records, and other information relating to his claim for benefits. Upon request, the Claimant shall be provided free of charge and reasonable access to, and copies of, all documents, records and other information relevant to his claim, as determined under subsection (f). The BAC shall conduct a full and fair review of the claim that takes into account all comments, documents, records, and other information submitted by the Claimant or his authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not afford deference to the initial benefit determination and shall be conducted by one or more individuals who are neither those who made the adverse benefit determination that is the subject of the appeal, nor the subordinates of such individuals.

(d) Timing of Appeal on Review. The BAC shall notify the Claimant of the determination on review within a reasonable period of time, but not later than 60 days after receipt of the appeal unless the BAC determines that special circumstances require an extension of time for processing the claim. If the BAC determines that an extension of time for processing is required, the BAC shall notify the Claimant in writing prior to the termination of the initial 60-day period, indicating the special circumstances that require an extension of time and the date the Plan expects to render a determination on appeal. In no event shall such extension exceed a period of 60 days from the end of such initial period. Notwithstanding the foregoing, if the BAC holds quarterly meetings, the BAC shall instead make a benefit determination no later than the date of the meeting that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination may be made no later than the date of the second meeting following the Plan’s receipt of the request for review. If special circumstances (such as the need to hold a hearing) require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the BAC following the Plan’s receipt of the request for review. If such an extension of time for review is required because of special circumstances, the BAC shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The BAC shall notify the Claimant of the benefit determination as soon as possible, but not later than 15 days after the benefit determination is made.

(e) Denial on Appeal. If the BAC denies the claim on appeal, it shall furnish the Claimant a written or electronic adverse benefit determination, stating the reasons for the denial in a manner calculated to be understood by the Claimant, and shall make specific references to the pertinent Plan provisions on which the benefit determination is based. The notification of the benefit determination also shall include a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits and to bring a civil action under section 502(a) of ERISA no later than one (1) year after the final adverse determination on appeal. The BAC’s decision upon appeal, or the BAC’s initial decision if no appeal is taken, shall be final, conclusive and binding on all parties.

(f) Relevant documents and records. For purposes of the foregoing claim procedures, a document, record or other information is “relevant” if it: (i) was relied on in making the claim decision; (ii) was submitted, considered or generated in making the decision; or (iii) demonstrates compliance with the Plan’s procedural and administrative safeguards.

(g) Exhaustion of Claims Procedures. Completion of the claims procedures described in this Section 11.6 is a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by any current or former Participant, Beneficiary or Alternate Payee or any other person or entity claiming rights in connection with the Plan. After exhaustion of the Plan’s claims procedures, any further legal action taken against the Plan or its fiduciaries by the Claimant for benefits under the Plan shall be filed in a court of law in accordance with Section 13.14 no later than one (1) year after the final adverse determination on appeal. No action at law or in equity shall be brought to recover benefits under this Plan until the appeal rights provided in this Section 11.6 have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.

ARTICLE XII

AMENDMENT, TERMINATION, AND MERGER

12.1 Amendment.

The Company shall have the right to amend the Plan at any time and from time to time by resolution or written instrument approved by the Board; provided, however, that no amendment shall have the effect of: (i) directly or indirectly divesting the interest of any Participant in his vested Account; or (ii) causing any part of the Plan assets to be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries, or defraying reasonable expenses of the Plan.

12.2 Voluntary Termination of or Permanent Discontinuance of Contributions to the Plan.

The Company expects the Plan to be permanent, but reserves the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of, or written instrument approved by, the Board and by giving written notice of such termination or permanent discontinuance to the Trustee. Such resolution or written instrument shall specify the effective date of termination or permanent discontinuance, which shall not be earlier than the day of which includes the date of the resolution or written instrument.

12.3 Payments on Termination of or Permanent Discontinuance of Contributions to the Plan.

If the Plan is terminated as herein provided, or if it should be partially terminated, or upon the complete discontinuance of Company contributions to the Plan, the following procedure shall be followed, except that, in the event of a partial termination, it shall be followed only in cases of those Participants and Beneficiaries directly affected:

(a) Each Participant shall become 100% vested in the balance of his Account, provided that the forfeitable percentage of the unpaid balance of such Account of a Participant whose employment has terminated and who has incurred a one-year Break in Service on the date of such Plan termination or discontinuance of contributions shall be forfeited on the effective date of such termination or discontinuance of contributions and shall not be vested.

(b) Distribution to Participants and Beneficiaries shall be made at such time after termination of or discontinuance of contributions to the Plan as shall be determined by the BAC.

12.4 Merger, Consolidation or Sale of the Company.

In the event of the merger or consolidation of the Company with or into any other entity, or in the event substantially all of the assets of the Company shall be transferred to another entity, the successor entity resulting from the consolidation or merger, or transfer of such assets, as the case may be, may adopt and continue the Plan and succeed to the position of the Company hereunder with the consent of the Company. Nothing in this Plan shall prevent the consolidation or merger of the Company, or the sale or transfer of all or substantially all of its assets.

12.5 Successor Plans.

In the event of the dissolution, merger, consolidation or reorganization of the Company or Participating Employer, provision may be made by which the Plan and Trust Fund will be continued by the successor; in that event, such successor shall be substituted for such Participating Employer under the Plan. Unless otherwise provided, the substitution of the successor shall constitute an assumption of the Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of such Participating Employer under the Plan.

12.6 Sale or Other Disposition of Assets of Company or Employer.

In the event of a sale or other disposition of all or a portion of the assets of an Employer (a “Rexair Entity”) to an unrelated entity (the “Buyer”) accompanied by a transfer of employment of certain Employees of the Rexair Entity to the Buyer, either (a) or (b) below (but not both) shall apply:

(a) If the Rexair Entity and Buyer agree to transfer the assets and liabilities of the Plan associated with such Employees (the “Transferred Participants”) to a plan sponsored by the Buyer, the transfer of employment of the Transferred Participants from the Rexair Entity to the Buyer shall not be considered a termination of employment from the Rexair Entity for purposes of receiving a distribution under this Plan. Accordingly, pending the transfer of assets and liabilities from this Plan to the Buyer’s Plan, no distribution on account of any such Transferred Participant’s termination of employment from the Rexair Entity shall be made if such Participant transfers employment to the Buyer.

(b) If the Rexair Entity and Buyer do not agree to transfer the assets and liabilities of the Plan associated with Transferred Participants to a plan sponsored by the Buyer, the transfer of employment of the Transferred Participants from the Rexair Entity to the Buyer or other termination of employment from the Rexair Entity shall be considered a termination of employment from the Rexair Entity for purposes of receiving a distribution under this Plan. Accordingly, any such Transferred Participants who terminate employment with the Rexair Entity may elect to receive a distribution from the Plan in accordance with Section 10.1 or may elect a rollover in accordance with Section 10.5, including, if the Buyer agrees, a rollover to a tax-qualified plan maintained by the Buyer.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 No Guarantee of Employment.

Nothing contained in this Plan or in the forms issued pursuant to this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer or to be rehired by the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

13.2 Qualified Military Service.

Notwithstanding any provision of this Plan to the contrary, with respect to Employees who are rehired by an Employer, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Benefits with respect to Employees who die while performing qualified military service (other than benefits accruals relating to any Disability incurred while performing qualified military service) will be provided in accordance with Section 401(a)(37). Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

13.3 No Guarantee of Value of Trust Fund Assets.

Neither the Trustee, the Company, the Plan Administrator (or any established committee), nor any Employer in any way guarantees the Trust Fund from loss or depreciation.

13.4 Rights to Trust Fund Assets.

No Participant shall have any right to, or interest in, any assets of the Trust Fund upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Except to the extent required by a Qualified Domestic Relations Order, a federal tax levy or federal tax judgment, enforcement of any security interest or offset rights applicable to the loan provisions of Section 9.4, or any offset under the Plan against an amount the Participant is ordered to pay due to a judgment or settlement described in Code Section 401(a)(13)(C), no benefit, payment or distribution under this Plan shall be subject either to the claim of any creditor of a Participant, spouse, or Beneficiary, or to attachment, garnishment, levy (other than a federal tax levy under Code Section 6331), execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Plan. The Trust Fund shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

13.5 No Enlargement of Plan Rights.

Each individual agrees, as a condition of participation in this Plan, that he shall look solely to the assets of the. Trust Fund for the payment of any benefit under the Plan. If any legal or equitable action with respect to the Plan is brought by or maintained against any individual, and the results of such action are adverse to that individual, attorney’s fees and all other direct and indirect expenses and costs incurred by the Participating Employer, the Plan Administrator, the Committee (if any), the Trustee or the Trust Fund of defending or bringing such action may be charged against the interest, if any, of such individual under the Plan.

13.6 Correction of Errors.

(a) Each Participant is responsible for reviewing his or her payroll stubs upon receipt each payroll period and his or her periodic benefit statement to determine whether the Employer withheld from their paycheck the correct amount of Salary Deferral Contributions and Loan repayments. Participants must contact the Plan Administrator or the applicable service provider within six months of the commencement day of any Salary Deferral Contributions or Loan repayments error on such payroll stub or benefit statement. After six months, the Plan Administrator shall be entitled to rely conclusively on the issued payroll stub or benefit statement for purposes of determining an individual’s Plan benefits and a Participant shall waive the right to receive a retroactive adjustment to his or her account following the six-month period. Notwithstanding the above, this section shall not affect any right a Participant or Beneficiary has pursuant to Section 11.7 of the Plan.

(b) The Plan Administrator may conclusively rely on the records of the Employer or Plan Administrator with respect to length of employment, employment history, compensation, absences from employment and all other relevant matters for purposes of determining an individual’s eligibility or entitlement to Plan benefits, the amount of Plan benefits payable to an individual and the appropriate timing of payment of Plan benefits to an individual. If a participant or Beneficiary believes those records are incorrect, the Participant or Beneficiary may within a reasonable time period provide documentation supporting his or her position to the Plan Administrator to facilitate adjustment in Section 13.6(c); however the decision of the Plan Administrator with respect to any factual records dispute shall be final and binding on all parties. Notwithstanding the above, this section shall not affect any right a Participant or Beneficiary has pursuant to Section 11.7 of the Plan.

(c) If an error in any Account or record (including the amount of a distribution) is discovered which would result in any Participant’s Account being more or less than it would have been had the error not been discovered or had the record been correct, the Plan Administrator and the Trustee shall correct the error by placing a hold on the Account and/or adjusting, to the extent reasonable and practical, the Accounts or records, as the case may be, including adjusting the amount of a distribution. Any such correction shall be conclusive and binding on all Participants.

13.7 Severability.

In the event any Article, section, paragraph, subparagraph or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan and Trust Agreement, and the Plan and Trust Agreement shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan or Trust Agreement.

13.8 Applicable Law.

The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and other applicable federal law, and to the extent not preempted, the laws of the State of Michigan.

13.9 Indemnification.

Each Participating Employer indemnifies and holds harmless the Plan Administrator (and each member of any established committee), and any of its Employee, officers and directors who may be fiduciaries of the Plan, from and against any and all direct and indirect liabilities, demands, claims, losses, taxes, costs and expenses, including reasonable attorney’s fees, arising out of, relating to, or resulting from any action, inaction or conduct in their official capacity in the administration of this Plan or Trust Fund or in their defense, if a Participating Employer fails to provide such defense; provided, however, that any such person shall not be indemnified and held harmless if his action, inaction or conduct arises out of, related to, or results from his gross negligence or willful misconduct, or otherwise in willful violation of the law. The indemnification provisions of this Section shall not relieve any fiduciary from any liability such individual may have under ERISA for breach of a fiduciary duty. Each Participating Employer may purchase insurance to satisfy its obligations under this Section.

13.10 Plan Expenses.

All expenses of administering the Plan shall be paid by the Plan unless paid by the Participating Employers or charged directly to Participant Accounts in accordance with Section 6.3. Except as provided in Section 5.5(f), any forfeitures shall be used to either (1) reduce the Matching Contributions under Section 4.7 for the current Plan Year or succeeding Plan Years, (2) apply toward other Employer contributions to correct administrative errors or any other application permitted by the Code and Regulations (including Salary Deferral Contributions, Supplemental Contributions, Profit Sharing Contributions, or Catch-Up Contributions) or (3) shall be used to reduce administrative expenses of the Plan, as determined by the Plan Administrator in its discretion.

13.11 Exclusive Benefit: Return of Contributions.

Contributions made by the Participating Employers to the Plan shall be made irrevocably and it shall be impossible for the assets of the Plan to inure to the benefit of the Participating Employers or to be used in any manner other than for the exclusive purpose of providing benefits to Participants and Beneficiaries, and for defraying reasonable expenses of administering the Plan; provided, however, that nothing herein shall be construed to prohibit the return to the Participating Employers of all or part of an Participation Employer contribution.

(a) which is made by the Participating Employer by a mistake of fact, provided the return of such contribution is made within one year after the payment thereof; or

(b) to the extent a deduction thereof under Code Section 404 disallowed, as long as the return is made within one year after the disallowance. All contributions shall be deemed to be conditioned upon deductibility unless the Participating Employer expressly provides otherwise.

13.12 QDROs.

In accordance with Code Section 414(p), Section 206(d)(3) of ERISA and the regulations thereunder, the Plan Administrator shall establish reasonable written procedures to determine the qualified status of domestic relations orders received with respect to Participants and to administer distributions to alternate payees under such Qualified Domestic Relations Orders. Notwithstanding any contrary Plan provision, prior to the receipt of a domestic relations order, the Plan Administrator may, in its sole discretion, place a hold upon all or a portion of a Participant’s Account for a reasonable period of time (as determined by the Plan Administrator) if the Plan Administrator receives notice that (a) a domestic relations order is being sought by the Participant, his or her spouse, former spouse, child or other dependent, and (b) the Participant’s Account is a source of the payment under such domestic relations order. For purposes of this 13.13, a “hold” means that no withdrawals, distributions or loans may be made with respect to a Participant’s Account.

13.13 Conditional Restatement.

This Plan is restated on the express condition that it shall be considered by the Internal Revenue Service as continuing to qualify under Code Sections 401(a), 401(k), 401(m) and 501(a). In the event that the Internal Revenue Service determines that additional or different provisions are required, such additional or different provisions shall be incorporated into the Plan.

13.14 Forum Selection and Limitations on Actions.

Any action brought to enforce any claim or to obtain any benefit under this Plan shall be litigated exclusively in the State courts of the State in which the Participant was last employed by a Participating Employer or any United States District Court of the State in which the Participant was last employed by a Participating Employer.

ARTICLE XIV

TOP-HEAVY PLAN RESTRICTIONS

This Article sets forth certain definitions, provisions and rules which automatically become effective if the Plan becomes Top-Heavy under Code Section 416.

14.1 Definitions.

The following defined terms apply to this Article:

(a) “Aggregation Group” means the Required, or if applicable, Permissive Aggregation Group.

(b) “Determination Date” means for any Plan Year, the last day of the preceding Plan Year.

(c) “Employee” means any individual currently or formerly included on the payroll of the Company as a common-law Employee (and the Beneficiaries of such Employee).

(d) “Key Employee” is an Employee who, at any time during the Plan Year that includes the Determination Date was:

(1) an officer of the Employer having Testing Compensation greater than the amount in effect under Code Section 416(i)(1)(A) as adjusted for cost-of-living adjustments ($175,000 for 2017 and 2018) for such Plan Year,

(2) a five percent owner of the Employer, or

(3) a one percent owner of the Employer having Testing Compensation from the Employer greater than $150,000.

For purposes of determining five percent and one percent owners, the aggregation rules of Code Section 414(b), (c), (m) and (o) do not apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the Employer. Inherited benefits retain the character of the benefits of the Employee who performed services for the Employer. A determination of who constitutes a Key Employee shall be made in accordance with Code Section 416 and the applicable Treasury Regulations and other guidance issued thereunder.

(e) “Non-Key Employee” means any Employee who is not a Key Employee.

(f) “Permissive Aggregation Group” means all plans in the Required Aggregation Group and any other qualified plans maintained by the Employer, but only if such group of plans would satisfy, in the aggregate, the requirements of Code Sections 401(a)(4) and 410(b). The Plan Administrator shall determine which plan or plans shall be taken into account in determining the Permissive Aggregation Group.

(g) “Required Aggregation Group” means each qualified plan of the Employer in which at least one Key Employee participates during the Plan Year ending on the Determination Date (regardless of whether the plan has terminated), and any other qualified plan of the Employer which enables a Plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410(b).

(h) “Top-Heavy Plan” means, this Plan, if for any Plan Year any of the following conditions exist:

(1) if the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(2) if this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%; or

(3) if this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(i) “Top-Heavy Ratio” means:

(1) if the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 1-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the 1-year period ending on the Determination Date(s)), and the denominator of which is the sum of Account balances (including any part of any Account balance distributed in the 1-year period ending on the Determination Date(s)), both computed in accordance with Code Section 416. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416. Notwithstanding the foregoing, in the case of a distribution of a portion of a Participant’s Account balance that is made for a reason other than a severance from employment, death or Disability, the provisions of this paragraph shall be applied by substituting “5-year period” for “1-year period.”

(2) if the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 1-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with paragraph (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date. Notwithstanding the foregoing, in the case of a distribution of a portion of a Participant’s Account balance that is made for a reason other than a severance from employment, death or Disability, the provisions of this paragraph shall be applied by substituting “5-year period” for “1-year period.”

(3) for purposes of paragraphs (1) and (2) above, the value of Account balances and the present value of accrued benefits shall be determined as of the last day of the most recent Plan Year that falls within or ends with the 12month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Code Section 416. When aggregating plans the value of Account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall Within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

14.2 Minimum Allocation.

(a) Except as otherwise provided paragraphs (b) and (c) below, in any Plan Year that the Plan is Top-Heavy, Employer Contributions (other than Salary Deferral Contributions and Catch-Up Contributions) allocated to the Accounts of each Participant who is a Non-Key Employee, shall be not less than the lesser of (i) 3% of the Non-Key Employee’s Testing Compensation, or (ii) in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Contributions (other than Catch-Up Contributions) and forfeitures (if applicable), as a percentage of Testing Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other provisions of the Plan, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of (i) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan) or (ii) Testing Compensation less than a stated amount.

(b) The provisions in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(c) The provisions in paragraph (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer.

(d) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).

14.3 Restrictions.

(a) Vesting. For any Plan Year in which the Plan is Top-Heavy, each active Participant who is a Non-Key Employee shall have a Vested Percentage in his Accounts (other than Salary Deferral, Catch-Up, Rollover and Supplemental Accounts) of not less than that provided under the following schedule:

Years of Vesting Service	Vested Percentage
Less than 3	0%
3 or more	100%

Regardless of whether the Plan is Top-Heavy, a Participant shall continue to be 100% vested in his Salary Deferral, Catch-Up, Rollover, and Supplemental Accounts. Except to the extent inconsistent with these provisions, the minimum vesting standards under Code Section 411, including Code Section 411(a)(10) (regarding changes in the vesting schedule) are applicable.

IN WITNESS WHEREOF, Rexair LLC has caused this Plan restatement to be executed by its duly authorized representative this 29th day of November, 2017.

REXAIR LLC

By:	/s/ Bradford R. Turner
Title:	Chief Legal and Administrative Officer